Exhibit 10.16

MASTER REPURCHASE AGREEMENT

Between:

COUNTRYWIDE WAREHOUSE LENDING, as Buyer

and

TABERNA REALTY HOLDINGS TRUST, as Seller

Dated as of October 31, 2005

TABLE OF CONTENTS

	ARTICLE I

	APPLICABILITY

	ARTICLE II

	DEFINITIONS

	ARTICLE III

INITIATION; REPURCHASE; DESCRIPTION OF COLLATERAL; APPROVED PAYEES

Section 3.1	Conditions Precedent to Initial Transaction	22
Section 3.2	Conditions Precedent to all Transactions	23
Section 3.3	Initiation	25
Section 3.4	Repurchase	26
Section 3.5	Repurchase Acceleration Events	26
Section 3.6	Reduction of Asset Value as Alternative Remedy	27
Section 3.7	Designation as Noncompliant Mortgage Loan as Alternative Remedy	27
Section 3.8	Description of Collateral	27
Section 3.9	Approved Payees	28

	ARTICLE IV

	MARGIN AMOUNT MAINTENANCE AND OVER/UNDER ACCOUNT

Section 4.1	Asset Value	29
Section 4.2	Margin Call	29
Section 4.3	Buyer’s Discretion	30
Section 4.4	Credit to Repurchase Price	30
Section 4.5	Over/Under Account	30

	ARTICLE V

	INCOME PAYMENTS

Section 5.1	Interest	32
Section 5.2	Collection Account	32
Section 5.3	Takeout Investor	33
Section 5.4	Event of Default	33
Section 5.5	Offset	33

-i-

	ARTICLE VI

	REQUIREMENTS OF LAW

Section 6.1	Requirements of Law	33
Section 6.2	Additional Amounts	34

	ARTICLE VII

	TAXES

Section 7.1	Payment of Taxes	34

	ARTICLE VIII

	SECURITY INTEREST; BUYER’S APPOINTMENT AS ATTORNEY-IN-FACT, CUSTODY OF COLLATERAL DOCUMENTS

Section 8.1	Security Interest	35
Section 8.2	Filings	35
Section 8.3	Buyer’s Appointment as Attorney in Fact	35
Section 8.4	Custody of Collateral Documents	36

	ARTICLE IX

	PAYMENT, TRANSFER AND CUSTODY

Section 9.1	Transfer of Funds	37

	ARTICLE X

	FEES

Section 10.1	Unused Facility Fee	38
Section 10.2	Commitment Fee	38

	ARTICLE XI

	WARRANTIES AND REPRESENTATIONS

Section 11.1	Acting as Principal	38
Section 11.2	No Broker	38
Section 11.3	Financial Condition	38
Section 11.4	Organization, Etc.	39
Section 11.5	Authorization, Compliance, Etc	39
Section 11.6	Litigation	39
Section 11.7	Purchased Mortgage Loans	40
Section 11.8	Compliance with Applicable Law	40

-ii-

-iii-

	ARTICLE XIII

	EVENTS OF DEFAULT; TERM AND TERMINATION

Section 13.1	Events of Default	49
Section 13.2	Termination Event	51

	ARTICLE XIV

	REMEDIES

Section 14.1	Remedies	52
Section 14.2	No Notice Required	53
Section 14.3	Waiver	54
Section 14.4	Seller’s Liability	54
Section 14.5	No Obligation to Pursue Remedy	54
Section 14.6	Reimbursement of Costs and Expenses	54
Section 14.7	Rights of Set-Off	55

	ARTICLE XV

	INDEMNIFICATION AND EXPENSES; RECOURSE

Section 15.1	Indemnification	55
Section 15.2	Expenses	56
Section 15.3	Full Recourse	56

	ARTICLE XVI

	DUE DILIGENCE
Section 16.1	Periodic Due Diligence	56

	ARTICLE XVII

	[RESERVED]

	ARTICLE XVIII

	SERVICING

Section 18.1	Servicer; Servicing Agreement	57
Section 18.2	Escrow Funds	57
Section 18.3	Collection Account	58
Section 18.4	Servicer Notice	58
Section 18.5	Termination	58
Section 18.6	Notification of Servicer Defaults	58

-iv-

	ARTICLE XIX

	ASSIGNABILITY

	ARTICLE XX

	HYPOTHECATION OR PLEDGE OF PURCHASED MORTGAGE LOANS

Section 20.1	Free and Unrestricted Use	59

	ARTICLE XXI

	TAX TREATMENT

Section 21.1	Tax Treatment	59

	ARTICLE XXII

	NOTICES AND OTHER COMMUNICATIONS

Section 22.1	Notices	60

	ARTICLE XXIII

	ENTIRE AGREEMENT; SEVERABILITY; SINGLE AGREEMENT

Section 23.1	Entire Agreement	60
Section 23.2	Single Agreement	60

	ARTICLE XXIV

	GOVERNING LAW

	ARTICLE XXV

	SUBMISSION TO JURISDICTION; WAIVERS

	ARTICLE XXVI

	NETTING

Section 26.1	Netting	62

	ARTICLE XXVII

	CONFIDENTIALITY

Section 27.1	Confidentiality	62

-v-

-vi-

EXHIBITS

SCHEDULE 1	Representations and Warranties Re: Mortgage Loans

SCHEDULE 2	Existing Indebtedness

SCHEDULE 3	UCC Filing Jurisdiction

SCHEDULE 4	Authorized Representatives

SCHEDULE 5	Responsible Officers

EXHIBIT A	[Intentionally left blank]

EXHIBIT B	Form of Control Agreement

EXHIBIT C	[Intentionally left blank]

EXHIBIT D	Collateral Documents

EXHIBIT E	Underwriting Guidelines

EXHIBIT F	Seller’s Officer’s Certificate

EXHIBIT G	Form of Servicer Notice

EXHIBIT H	Form of Bailee Agreement

EXHIBIT I	Form of Electronic Tracking Agreement

EXHIBIT J	Form of Power of Attorney

EXHIBIT K	Form of Secretary’s Certificate

EXHIBIT L	Form of Board Resolutions

EXHIBIT M	Wiring Instructions for Over/Under Account Withdrawals

-vii-

MASTER REPURCHASE AGREEMENT

This is a MASTER REPURCHASE AGREEMENT (the “Repurchase Agreement”), dated as of October 31, 2005, between TABERNA REALTY HOLDINGS TRUST, a Maryland business trust (the “Seller”) and COUNTRYWIDE WAREHOUSE LENDING, a California corporation (the “Buyer”).

ARTICLE I

APPLICABILITY

From time to time the parties hereto shall enter into transactions in which Seller agrees to transfer to Buyer Mortgage Loans against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Mortgage Loans at a date certain after the related Purchase Date, against the transfer of funds by Seller. This Repurchase Agreement is a commitment by Buyer to engage in the Transactions as set forth herein up to the Maximum Committed Purchase Price; provided, that Buyer shall have no commitment to enter into any Transaction requested which would result in the aggregate Purchase Price of then outstanding Transactions to exceed either the Maximum Committed Purchase Price or the aggregate Asset Value of all Purchased Mortgage Loans, whichever is less. Each such transaction shall be referred to herein as a “Transaction” and shall be governed by this Repurchase Agreement, unless otherwise agreed in writing.

ARTICLE II

DEFINITIONS

As used herein, the following terms shall have the following meanings (all terms defined in this Article 2 or in other provisions of this Repurchase Agreement in the singular to have the same meanings when used in the plural and vice versa):

“Accepted Servicing Practices” shall mean, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

“Additional Purchased Mortgage Loans” shall mean Mortgage Loans or cash provided by Seller to Buyer or its designee pursuant to Section 4.2 of this Repurchase Agreement.

“Affiliate” shall mean with respect to any Person, any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.

“Alt A/Expanded Criteria Mortgage Loan” means a first lien Mortgage Loan originated in accordance with the criteria established by Buyer for Alt-A/Expanded Criteria

Mortgage Loans, as set forth in Exhibit E hereto or as otherwise determined by Buyer in its sole discretion.

“Applicable Rate” shall mean, with respect to any date of determination, the daily rate per annum (rounded up to three (3) decimal places) for one-month U.S. dollar denominated deposits as offered to prime banks in the London interbank market (“One-Month LIBOR”) as published on Bloomberg or in the Wall Street Journal. It is understood that the Applicable Rate with respect to Purchase Prices shall be initially set to the then current One-Month LIBOR in effect on the date the Purchase Price for the related Mortgage Loan is transferred to Seller and shall thereafter be adjusted on a daily basis to the then current One-Month LIBOR for each day until the Repurchase Price is paid.

“Appraised Value” shall mean the value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

“Appropriate Federal Banking Agency” shall have the meaning ascribed to it by Section 1813(q) of Title 12 of the United States Code, as amended from time to time.

“Approved Payee” shall mean a Closing Agent or warehouse lender approved by Buyer in accordance with Section 3.8.

“Asset Value” shall mean with respect to each Eligible Mortgage Loan, as of any date of determination, the lesser of (a) the applicable Purchase Price Percentage for the related Purchased Mortgage Loan multiplied by the Market Value of such Mortgage Loan and (b) the outstanding principal balance of such Mortgage Loan. Without limiting the generality of the foregoing, Seller acknowledges that the Asset Value may be limited as follows:

(a) the Asset Value of any Mortgage Loan may be reduced to zero by Buyer if:

(i) such Purchased Mortgage Loan ceases to be an Eligible Mortgage Loan;

(ii) such Purchased Mortgage Loan is a Delinquent Mortgage Loan;

(iii) a First Payment Default occurs with respect to such Purchased Mortgage Loan;

(iv) such Purchased Mortgage Loan contains a breach of a representation or warranty made by Seller in this Repurchase Agreement or the Custodial Agreement;

(v) the Purchased Mortgage Loan has been released from the possession of Custodian under the Custodial Agreement (other than to a Take-out Investor pursuant to a Bailee Letter or to Seller as permitted herein);

(vi) the Purchased Mortgage Loan has been released to a Take-out Investor pursuant to a Bailee Letter for a period in excess of thirty (30) calendar days;

(vii) the Purchased Mortgage Loan is a Wet Mortgage Loan for which the related Collateral Documents have not been received and certified by Custodian by the fifth (5th) Business Day following the related Purchase Date; or

(viii) Buyer has determined in its sole discretion that the Purchased Mortgage Loan is not eligible for whole loan sale or securitization in a transaction consistent with the prevailing sale and securitization industry.

(b) the aggregate Asset Value for any Tranche of Purchased Mortgage Loans may be limited to the Tranche’s applicable Tranche Sublimit, it being understood that the outstanding aggregate Purchase Price for any Tranche of Purchased Mortgage Loans shall not accede its applicable Tranche Sublimit.

“Authorized Representative” shall mean, for the purposes of this Repurchase Agreement only, an agent or Responsible Officer of Seller listed on Schedule 4 hereto, as such Schedule 4 may be amended from time to time.

“Bailee Letter” shall have the meaning assigned to such term in the Custodial Agreement.

“Bank” shall mean any financial institution acceptable to Buyer, in its capacity as bank with respect to the Control Agreement.

“Bankruptcy Code” shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

“Bailee Agreement” shall mean a bailee agreement substantially in the form of Exhibit H hereto or in such other form and substance acceptable to Buyer.

“Bond Loans – 1st Liens” unless defined otherwise in the Commitment Letter, a first lien mortgage loan, other than a Nonperforming/Subperforming Mortgage Loan, that is eligible for sponsorship, facilitated or insured by a qualifying local or state home governmental homeownership program.

“Bond Loans – 2nd Liens” unless defined otherwise in the Commitment Letter, a second lien mortgage loan for a fixed amount drawn at closing, that is eligible for sponsorship, facilitated or insured by a qualifying local or state governmental home homeownership program.

“Bulk Mortgage Loan” shall mean any Mortgage Loan which is acquired by Seller as part of a bulk purchase from a third party originator. The Pricing Rate, Market Value, Purchase Price and Purchase Price Percentage with respect to each Bulk Mortgage Loan shall be set in the sole discretion of Buyer.

“Business Day” shall mean a day other than (i) a Saturday or Sunday, (ii) any day on which banking institutions are authorized or required by law, executive order or governmental decree to be closed in the States of California or Pennsylvania or (iii) any day on which the New York Stock Exchange is closed.

“Buyer” shall mean Countrywide Warehouse Lending, its successors in interest and assigns.

“Capital Lease Obligations” shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Repurchase Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Equivalents” shall mean (a) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of ninety (90) days or less from the date of acquisition and overnight bank deposits of Buyer or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of Buyer or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within 90 days after the day of acquisition, (e) securities with maturities of 90 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of 90 days or less from the date of acquisition backed by standby letters of credit issued by Buyer or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

“Change of Control” shall mean:

(a) any transaction or event as a result of which Taberna Realty Finance Trust ceases to own, directly 100% of the stock of Seller;

(b) the sale, transfer, or other disposition of all or substantially all of Seller’s assets (excluding any such action taken in connection with any securitization transaction); or

(c) the consummation of a merger or consolidation of Seller with or into another entity or any other corporate reorganization, if more than 20% of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not stockholders of Seller immediately prior to such merger, consolidation or other reorganization.

“Closed-End Second Lien Mortgage Loan” shall mean a second lien mortgage loan for a fixed amount drawn at closing and underwritten in accordance with Seller’s underwriting guidelines for second lien mortgages, as same have been approved by Buyer.

“Closing Agent” shall mean the Person designated by Seller and approved by Buyer in accordance with Section 3.7 hereof to receive Purchase Prices from Buyer for the account of Seller for the purpose of Purchased Mortgage Loans.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean and include all now existing and hereafter arising right, title and interest of Seller in, under and to the following:

(a) all Purchased Mortgage Loans, now owned and hereafter acquired, including all Mortgage Notes and Mortgages evidencing such Purchased Mortgage Loans and the related Collateral Documents, for which a Purchase Price has been paid by Buyer hereunder and the related Repurchase Price has not been paid to Buyer in full and all Additional Purchased Mortgage Loans, including all Mortgage Notes and Mortgages evidencing such Additional Purchased Mortgage Loans and the related Collateral Documents, which, from time to time, are delivered, or caused to be delivered, to Buyer or Custodian (including any successor custodian) as additional security for the payment and performance of all of Seller’s Obligations;

(b) all mortgage-backed securities, now owned or hereafter acquired by Seller, that are supported by any Purchased Mortgage Loan constituting Collateral hereunder, all right to the payment of monies in non-cash distributions on account thereof and all new, substituted and additional securities at any time issued with respect thereto;

(c) all rights of Seller under all Purchase Commitments, now existing and hereafter arising, covering any part of the Collateral, all rights to deliver such Purchased Mortgage Loans and mortgage-backed securities to permanent investors and other purchasers pursuant thereto and all proceeds resulting from the disposition of such Collateral thereto;

(d) all now existing and hereafter established accounts maintained with broker-dealers by Seller for the purpose of carrying out transactions under Purchase Commitments relating to any part of the Collateral to the extent such Purchase Commitments relate to the Collateral;

(e) all now existing and hereafter arising rights of Seller to service, administer and/or collect on the Purchased Mortgage Loans included as Collateral hereunder and any and all rights to the payment of monies on account thereof;

(f) all now existing and hereafter arising accounts, contract rights and general intangibles constituting or relating to any of the Collateral;

(g) all mortgage insurance and all commitments issued by insurers to insure or guaranty any Purchased Mortgage Loan included as Collateral, including, without limitation, the right to receive all insurance proceeds and condemnation awards that may be payable in respect of the premises encumbered by any Mortgage and the right to receive any payments or proceeds under any related primary insurance, hazard insurance, FHA Mortgage Insurance Contracts and

VA Loan Guaranty Agreements (if any ) and all other documents or instruments delivered to Buyer or Custodian in respect of the Purchased Mortgage Loans included as Collateral;

(h) All documents, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records and other information and data of Seller relating to Purchased Mortgage Loans included as Collateral;

(i) All rights, but not any obligations or liabilities, of Seller with respect to the Takeout Investors;

(j) All property of Seller, in any form or capacity now or at any time hereafter in the possession or control of Buyer, including, without limitation, all deposit accounts and any funds at any time held therein, into which Proceeds of the foregoing Collateral are at any time deposited;

(k) All products and Proceeds of the foregoing Collateral;

(l) any Income related to any Purchased Mortgaged Loan, including, without limitation, any Income which is deposited into the Collection Account;

(m) the Collection Account and any funds deposited therein;

(n) any Interest Rate Protection Agreement(s) relating to, and only to the extent of, any Purchased Mortgage Loan;

(o) all collateral under any other secured debt facility between Seller or its Affiliates on the one hand and Buyer and Buyer’s Affiliates on the other; and

(p) Any funds of Seller at any time deposited or held in the Over/Under Account.

“Collateral Data Record” shall mean a document completed by Seller and submitted by Seller to Buyer in connection with each Transaction which such document sets forth certain information regarding the Mortgage Loan(s) related to the Transaction, the form of which may be included in the Handbook or otherwise provided by Buyer to Seller from time to time.

“Collateral Documents” shall mean, with respect to a Mortgage Loan, the documents and instruments relating to such Mortgage Loan and set forth in Exhibit D hereto.

“Collection Account” shall mean the account established by the Bank subject to an Control Agreement, into which all Income shall be deposited.

“Combined Loan-to-Value Ratio or CLTV” shall mean, with respect to any Closed-End Second Lien Mortgage Loan, the sum of the original principal balance of such Mortgage Loan and the outstanding principal balance of any related first lien as of the date of origination of the Mortgage Loan, divided by the Appraised Value of the Mortgaged Property as of the origination date.

“Commitment Fee” shall mean that non-refundable, annual commitment fee, as set forth in the Commitment Letter.

“Commitment Letter” shall mean the document executed by Seller and Buyer, referencing this Repurchase Agreement and setting forth the specifics of terms and provisions hereof with respect to the Transactions contemplated hereunder.

“Committed Mortgage Loan” shall mean a Mortgage Loan which is the subject of a Takeout Commitment with a Takeout Investor.

“Conforming Mortgage Loan” shall mean a mortgage loan that conforms to the requirements of an Agency for securitization or cash purchase.

“Control Agreement” shall mean a letter agreement between Seller, Buyer, and a Bank substantially in the form of Exhibit B attached hereto.

“Custodial Agreement” shall mean a Custodial Agreement among Seller, Buyer and Custodian in a form acceptable to Buyer, which shall include, at a minimum, a recognition and obligation of Custodian with respect to Buyer’s rights and interests hereunder with respect Purchased Mortgage Loans.

“Custodian” shall mean Countrywide Bank, N.A. or any financial institution acceptable to Buyer, or any successor thereto under the Custodial Agreement.

“Default” shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

“Defective Mortgage Loan” shall mean a Purchased Mortgage Loan (including Additional Purchased Mortgage Loans):

(a) that has not been repurchased within the Tranche J Maximum Dwell Time or is ineligible to be a Noncompliant Mortgage Loan because the aggregate original Asset Value of other Purchased Mortgage Loans that are deemed to be Noncompliant Mortgage Loans is equal to or greater than the Tranche J Sublimit;

(b) that is the subject of fraud by any Person involved in the origination of such Purchased Mortgage Loan and such fraud shall not have been remedied within three (3) Business Days after receipt of notice from Buyer to do so;

(c) where the related Mortgaged Property is the subject of material damage or waste and such damage or waste shall not have been remedied within thirty (30) calendar days after receipt of notice from Buyer to do so;

(d) in connection with which any other breach of a warranty or representation set forth in (i) Sections 11.1 through 11.24 occurs and remains uncured for a period of ten (10) calendar days and (ii) Section 11.25 occurs and remains uncured for a period of thirty (30) calendar days;

(e) in connection with which a default occurs under the Purchased Mortgage Loan and remains uncured for a period of ten (10) calendar days; or

(f) which becomes a Delinquent Mortgage Loan.

“Delinquent Mortgage Loan” shall mean any Mortgage Loan as to which any Monthly Payment, or part thereof, remains unpaid as of the day prior to the first Due Date following the original Due Date for such Monthly Payment.

“Dollars” and “$” shall mean lawful money of the United States of America.

“Due Date” shall mean the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

“Due Diligence Review” shall mean the performance by Buyer of any or all of the reviews permitted under Section 16.1 hereof with respect to any or all of the Mortgage Loans, as desired by Buyer from time to time.

“Effective Date” shall mean the date set forth in the Commitment Letter or the date upon which the conditions precedent set forth in Section 3.1 shall have been satisfied, whichever is later.

“Electronic Tracking Agreement” shall mean an Electronic Tracking Agreement among Buyer, Seller, MERS and MERSCORP, Inc., in the form attached hereto as Exhibit I.

“Eligible Mortgage Loan” shall mean a Purchased Mortgage Loan which complies with the representations and warranties set forth on Schedule 1 to this Repurchase Agreement.

“ERISA” shall, with respect to any Person, mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” shall, with respect to any Person, mean any Person which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which such Person is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which such Person is a member.

“Escrow Payments” shall mean, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

“Event of Default” shall have the meaning specified in Section 13.1 hereof.

“Event of ERISA Termination” shall, with respect to Seller, mean (i) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the reporting of the occurrence of such event, or (ii) the withdrawal of Seller or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by Seller or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Seller or any ERISA Affiliate thereof to terminate any Plan, or (v) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Seller or any ERISA Affiliate thereof fails to timely provide security to the Plan in accordance with the provisions of said Sections, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by Seller or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) any event or circumstance exists which may reasonably be expected to constitute grounds for Seller or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Section 412(c)(11) of the Code with respect to any Plan.

“Executive Management” shall mean any of the chairman of the board of directors, chief executive officer, president, and chief financial officer.

“Expenses” shall mean all present and future expenses incurred by or on behalf of Buyer in connection with this Repurchase Agreement or any of the other Repurchase Documents and any amendment, supplement or other modification or waiver related hereto or thereto, whether incurred heretofore or hereafter, which expenses shall include the cost of title, lien, judgment and other record searches; attorneys’ fees; and costs of preparing and recording any UCC financing statements or other filings necessary to perfect the security interest created hereby.

“Fannie Mae” shall mean Fannie Mae, or any successor thereto.

“Fidelity Insurance” shall mean insurance coverage with respect to employee errors, omissions, dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud.

“Financial Statements” shall mean the consolidated financial statements of Seller prepared in accordance with GAAP for the year or other period then ended. Such financial statements will be audited, in the case of annual statements, by such independent certified public accountants approved by Buyer (which approval shall not be unreasonably withheld).

“First Lien Loan” shall mean any Mortgage Loan which is not a Closed-End Second Lien Loan or HELOC Mortgage Loan.

“First Payment Default” shall mean, with respect to a Mortgage Loan, the failure of the Mortgagor to make the first Monthly Payment due under the Mortgage Loan on or before the last day of the month in which such Monthly Payment is due.

“Fitch” shall mean Fitch Ratings, Inc., or any successor thereto.

“Freddie Mac” shall mean Freddie Mac, or any successor thereto.

“GAAP” shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

“Government Mortgage Loan” shall mean a first lien mortgage loan, other than a Nonperforming/Subperforming Mortgage Loan, that is (a) eligible for insurance by FHA and is so insured or is subject to a current binding and enforceable commitment for such insurance pursuant to the provisions of the National Housing Act, as amended, and is otherwise eligible for inclusion in a GNMA mortgage-backed security pool; or (b) eligible to be guaranteed by the VA and is so guaranteed or is subject to a current binding and enforceable commitment for such guarantee pursuant to the provisions of the Servicemen’s Readjustment Act, as amended, and is otherwise eligible for inclusion in a GNMA mortgage-backed security pool.

“Governmental Authority” shall mean the government of the United States of America or of any state, county, municipality or other political subdivision thereof or any governmental body, agency, authority, department or commission (including, without limitation, any taxing authority) or any instrumentality or officer of any of the foregoing (including, without limitation, any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by or controlled by the foregoing.

“Ground Lease” shall mean the original executed instrument evidencing a leasehold estate with respect to a Mortgaged Property.

“Guarantee” shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.

“Guarantor” shall mean Taberna Realty Finance Trust.

“Handbook” shall mean the handbook regarding certain policies and procedures of Buyer prepared by Buyer for its customers, as same may be amended from time to time.

“HELOC Mortgage Loan” shall mean a home equity line of credit underwritten in accordance with Seller’s underwriting guidelines for HELOCs, as same have been approved by Buyer.

“HUD” shall mean the Department of Housing and Urban Development.

“Income” shall mean, with respect to any Mortgage Loan at any time, any principal thereof then payable and all interest, dividends or other distributions payable thereon.

“Indebtedness” shall mean, with respect to any Person (excluding non-recourse debt), (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business, so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for the account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

“Insolvency Event” shall mean, for any Person:

(a) that such Person or any Affiliate shall discontinue or abandon operation of its business; or

(b) that such Person or any Affiliate shall fail generally to, or admit in writing its inability to, pay its debts as they become due; or

(c) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person or any Affiliate in an involuntary case under any applicable bankruptcy, insolvency, liquidation, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person or any Affiliate, or for any substantial part of its property, or for the winding-up or liquidation of its affairs; or

(d) the commencement by such Person or any Affiliate of a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or such Person’s or any Affiliate’s consent to the entry of an order for relief in an involuntary case under any such Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator or other similar official of such Person, or for any substantial part of its property, or any general assignment for the benefit of creditors; or

(e) that such Person or any Affiliate shall become insolvent; or

(f) if such Person or any Affiliate is a corporation, such Person or any Affiliate, or any of their Subsidiaries, shall take any corporate action in furtherance of, or the action of which would result in any of the actions set forth in the preceding clause (a), (b), (c), (d) or (e).

“Insured Depository Institution” shall have the meaning ascribed to such term by Section 1813(c)(2) of Title 12 of the United States Code, as amended from time to time.

“Interest Rate Protection Agreement” shall mean, with respect to any or all of the Mortgage Loans, any short sale of a US Treasury Security, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement or Take-out Commitment, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller and either an Affiliate of Buyer or a third party acceptable to Buyer. Buyer hereby approves that certain Interest Rate Protection Agreement entered into by Seller with Bear Stearns Bank plc and such agreement shall be considered Collateral for purposes of this Repurchase Agreement.

“Jumbo Mortgage Loan” shall mean a Mortgage Loan with a principal balance of not more than $650,000 that (i) except with respect to the original principal balance thereof, conforms to the requirements for securitization or cash purchase by an Agency or are eligible for pool insurance by an insurer acceptable to Buyer, and (ii) that either (a) will be sold or securitized by Seller or (b) is subject to an Takeout Commitment.

“Late Payment Fee” shall mean the excess of the Price Differential paid as a result of its calculation at the Post-Default Rate over the Price Differential as would have been calculated at the Pricing Rate.

“Lien” shall mean any lien, claim, charge, restriction, pledge, security interest, mortgage, deed of trust or other encumbrance.

“Loan-to-Value Ratio” or “LTV” shall mean with respect to any Mortgage Loan, the ratio of the original outstanding principal amount of the Mortgage Loan to the lesser of (a) the Appraised Value of the Mortgaged Property at origination or (b) if the Mortgaged Property was purchased within 12 months of the origination of the Mortgage Loan, the purchase price of the Mortgaged Property.

“Margin Call” shall have the meaning specified in Section 4.2.

“Margin Deficit” shall have the meaning specified in Section 4.2.

“Market Value” shall mean, as of any date with respect to any Purchased Mortgage Loan, the price at which such Mortgage Loan could readily be sold as determined by Buyer in its sole discretion exercised in good faith.

“Material Adverse Effect” shall mean a material adverse effect on (a) the Property, business, operations, financial condition of Seller or Guarantor, (b) the ability of Seller or Guarantor to perform its obligations under any of the Repurchase Documents to which it is a party, (c) the validity or enforceability of any of the Repurchase Documents, (d) the rights and remedies of Buyer or any Affiliate under any of the Repurchase Documents or (e) the timely payment of any amounts payable under the Repurchase Documents.

“Maximum Committed Purchase Price” shall mean the amount set forth in the Commitment Letter. All funds made available by Buyer to Seller under this Repurchase Agreement will first be attributed to the Maximum Committed Purchase Price. For purposes of this Repurchase Agreement, Mortgage Loans will be allocated first to the Maximum Committed Purchase Price based on the date on which such Mortgage Loan becomes subject to this Repurchase Agreement, commencing from the earliest date to the most recent date. To the extent that there is availability under the Maximum Committed Purchase Price, but any Mortgage Loans proposed by Seller for purchase by Buyer would otherwise exceed any of the Tranche Sublimits, then to the extent that such Tranche Sublimits would be exceeded, such Mortgage Loans may be purchased by Buyer on an uncommitted basis, in Buyer’s sole discretion, notwithstanding the fact that there is still availability under the Maximum Committed Purchase Price.

“Maximum Dwell Time” shall mean with respect to Tranches A through I, the maximum number of days a Purchased Mortgage Loan does not have to be repurchased by Seller until such Purchased Mortgage Loan is deemed to be a Noncompliant Mortgage Loan and with respect to Tranche J, the maximum number of days that a Purchased Mortgage Loan can be deemed to be a Noncompliant Mortgage Loan, all as set forth in the Commitment Letter.

“Maximum Loan Amount” shall mean the maximum permitted original principal balance of a Purchased Mortgage Loan, as set forth in the Commitment Letter.

“MERS” shall mean Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

“MERS System” shall mean the system of recording transfers of mortgages electronically maintained by MERS.

“Monthly Payment” shall mean the scheduled monthly payment of principal and interest on a Mortgage Loan.

“Moody’s” shall mean Moody’s Investor’s Service, Inc. or any successors thereto.

“Mortgage” shall mean each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a first or second lien on real property and other property and rights incidental thereto.

“Mortgage Interest Rate” shall mean the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.

“Mortgage Loan” shall mean any first or second lien, one-to-four-family residential mortgage loan evidenced by a Mortgage Note and secured by a Mortgage, which Mortgage Loan is subject to a Transaction hereunder, which in no event shall include any mortgage loan which (a) is subject to Section 226.32 of Regulation Z or any similar state law (relating to high interest rate credit/lending transactions), (b) includes any single premium credit life or accident and health insurance or disability insurance, or (c) contains any term or condition, or involves any loan origination practice, that has been defined as “predatory” or “threshold” under applicable federal, state or local law, or which has been expressly categorized as an “unfair” or “deceptive” term, condition, or practice in any applicable federal, state or local law dealing with “predatory” or “high cost” mortgage lending (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

“Mortgage Loan Schedule” shall mean with respect to any Transaction as of any date, a mortgage loan schedule in the form of a computer tape or other electronic medium generated by Seller and delivered to Buyer and Custodian, which provides information (including, without limitation, the information set forth on Exhibit C attached hereto) relating to the Purchased Mortgage Loans in a format acceptable to Buyer.

“Mortgage Loan Schedule and Exception Report” shall have the meaning set forth in the Custodial Agreement.

“Mortgage Note” shall mean the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

“Mortgaged Property” shall mean the real property securing repayment of the debt evidenced by a Mortgage Note.

“Mortgagor” shall mean the obligor or obligors on a Mortgage Note, including any Person who has assumed or guaranteed the obligations of the obligor thereunder.

“Multiemployer Plan” shall mean, with respect to any Person, a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to (or required to be contributed to )by such Person or any ERISA Affiliate thereof on behalf of its employees and which is covered by Title IV of ERISA.

“Net Income” shall mean, for any Person for any period, the net income of such Person for such period as determined in accordance with GAAP.

“Noncompliant Mortgage Loan” shall mean, as of any date of determination, a Purchased Mortgage Loan that has been:

(a) not repurchased by Seller within the Maximum Dwell Time permitted, given the type of Mortgage Loan, but less than the Maximum Dwell Time for Tranche J;

(b) if there is a Takeout Investor, rejected by the related Takeout Investor; or

(c) determined by Buyer to be ineligible for sale as a Mortgage Loan of the type originally stipulated.

“Noncompliant Mortgage Loan Fee” shall mean a one-time fee, as set forth in the Commitment Letter, payable by Seller for each Purchased Mortgage Loan that is deemed to be a Noncompliant Mortgage Loan.

“Non-Excluded Taxes” shall have the meaning set forth in Section 6.1 hereof.

“Nonperforming/Subperforming Mortgage Loan” shall mean a first or second lien mortgage loan that when originated qualified as a Conforming Mortgage Loan, Government Mortgage Loan, Alt A/Expanded Criteria Mortgage Loan, Sub-Prime Mortgage Loan, Closed-End Second Lien Mortgage Loan or HELOC Mortgage Loan; provided, however, that at the time Buyer paid the Purchase Price (or subsequently if the mortgage loan originally served as additional Collateral and Buyer, in its sole discretion, has agreed to re-designate the mortgage loan as a Nonperforming/Subperforming Mortgage Loan) had a history of late payments during the past twelve months (the exact number permitted late payment to be determined by Buyer in its sole discretion) or is currently a Delinquent Mortgage Loan.

“Obligations” shall mean (a) any amounts due and payable by Seller to Buyer in connection with a Transaction hereunder, together with interest thereon (including interest which would be payable as post-petition interest in connection with any bankruptcy or similar proceeding) and all other fees or expenses which are payable hereunder or under any of the Repurchase Documents and (b) all other obligations or amounts due and payable by Seller to Buyer or an Affiliate of Buyer under any other contract or agreement.

“One-Month LIBOR” shall have the meaning set forth in the definition of “Applicable Rate.”

“Other Taxes” shall have the meaning set forth in Section 6.1(a) hereof.

“Over/Under Account” shall mean that account maintained by Buyer, as described in Section 4.5.

“Payment Date” shall mean the fifth (5th) day of each month, or if such date is not a Business Day, the Business Day immediately preceding the last day of the month; provided, however, Buyer may change the Payment Date from time to time upon thirty (30) days prior notice to Seller.

“PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

“Plan” shall mean, with respect to Seller, any employee benefit or similar plan that is or was at any time during the current year or immediately preceding five years established, maintained or contributed to by Seller or any ERISA Affiliate thereof and that is covered by Title IV of ERISA, other than a Multiemployer Plan.

“PMI Policy” shall mean a policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Repurchase Agreement with respect to certain Mortgage Loans.

“Post-Default Rate” shall mean any interest rate not exceeding the maximum nonusurious interest rate, if any, that at any time, or from time to time, that may be contracted for, taken, reserved, charged or received under the laws of the United States and the State of California, as such interest rate may be selected by Buyer at its sole discretion.

“Power of Attorney” shall mean the power of attorney in the form attached hereto as Exhibit J.

“Pricing Rate” shall mean a rate per annum equal to the sum of (a) the Applicable Rate plus (b) the Pricing Margin Spread.

“Pricing Margin Spread” shall mean with respect to the type of Mortgage Loan, the Pricing Margin Spread as set forth in the Commitment Letter.

“Proceeds” shall mean whatever is receivable or received when Collateral or proceeds is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

“Property” shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

“Purchase Advice” shall mean in connection with each wire transfer to be made to Buyer by Seller or a Takeout Investor, a written or electronic notification setting forth (a) the loan number assigned by Buyer or last name of the Mortgagor for each Purchased Mortgage Loan in connection with which a payment is being made; (b) the amount of the wire transfer to be applied to each such Purchased Mortgage Loan; and (c) the total amount of the wire.

“Purchase Commitment” shall mean a trade ticket or other written commitment, in form and substance satisfactory to Buyer, issued in favor of Seller by a Takeout Investor pursuant to which that Takeout Investor commits to purchase one or more Purchased Mortgage Loans, along with the related correspondent or whole loan purchase agreement by and between Seller and the Takeout Investor, in form and substance satisfactory to Buyer, governing the terms and conditions of any such purchases.

“Purchase Date” shall mean the date on which Purchased Mortgage Loans are transferred by Seller to Buyer or its designee.

“Purchase Price” shall mean,

(a) on the Purchase Date, the price at which each Purchased Mortgage Loan is transferred by Seller to Buyer which shall be equal to the unpaid principal balance of the Purchased Mortgage Loan multiplied by the applicable Purchase Price Percentage multiplied by the lesser of (1) par, (2) the purchase price committed by the related Takeout Investor or (3) the Market Value of such Mortgage Loan and

(b) thereafter, except where Buyer and Seller agree otherwise, such Purchase Price shall be decreased by the amount of any cash, Income and interest payments from Seller actually received by Buyer pursuant to Section 5.1 or applied to reduce Seller’s obligations under Section 4.2 hereof.

“Purchase Price Percentage” shall mean, with respect to each type of Mortgage Loan, those Purchase Price Percentages as set forth in the Commitment Letter.

“Purchased Mortgage Loans” shall mean the Mortgage Loans sold by Seller to Buyer in a Transaction, and any Additional Purchased Mortgage Loans as evidenced by a Mortgage Loan Schedule and Exception Report delivered by Seller to Buyer and/or a Trust Receipt.

“Qualified Insurer” shall mean a mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and acceptable under the Underwriting Guidelines.

“Rating Agency” shall mean any of S&P, Moody’s or Fitch.

“Records” shall mean all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller or any other person or entity with respect to a Purchased Mortgage Loan. Records shall include the Mortgage Notes, any Mortgages, the Collateral Documents, the credit files related to the Purchased Mortgage Loan and any other instruments necessary to document or service a Mortgage Loan.

“Regulations T, U and X” shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

“Reportable Event” shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. § 2615.

“Repurchase Acceleration Event” shall mean any of the conditions or events set forth in Section 3.5.

“Repurchase Agreement” shall mean this Master Repurchase Agreement between Buyer and Seller, dated as of the date hereof as the same may be further amended, supplemented or otherwise modified in accordance with the terms hereof.

“Repurchase Date” shall mean the date on which Seller is to repurchase the Purchased Mortgage Loans subject to a Transaction from Buyer as specified in the related Transaction Request and/or Collateral Data Record, or if not so specified, the date identified to Buyer by Seller as the date that the related Mortgage Loan is to be sold pursuant to a Take-out Commitment; provided, however, that if the Repurchase Date is a date later than a date within the Maximum Dwell Time, Buyer may, at its discretion, deem such Purchased Mortgage Loan a Noncompliant Mortgage Loan and Buyer may pursue any rights and remedies accorded Buyer hereunder as a result thereof, including, without limitation, charging Seller any applicable fees as a result thereof.

“Repurchase Documents” shall mean this Repurchase Agreement, the Custodial Agreement, the Electronic Tracking Agreement, if applicable, a Servicer Notice, if any, the Control Agreement and any other documents and/or agreements related thereto.

“Repurchase Price” shall mean the price at which Purchased Mortgage Loans are to be transferred from Buyer or its designee to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of (i) the Purchase Price, (ii) any applicable fees owed by Seller in connection with the Purchased Mortgage Loans and (iii) the accrued interest due on such Purchase Price pursuant to Article V as of the date of such determination.

“Requirement of Law” shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer” shall mean an officer of Seller listed on Schedule 5 hereto, as such Schedule 5 may be amended from time to time.

“S&P” shall mean Standard & Poor’s Ratings Services, or any successor thereto.

“Seller” shall mean Taberna Realty Holdings Trust or any successor in interest thereto.

“Servicer” shall mean Countrywide Home Loans Servicing LP, or such other entity responsible for servicing of the Purchased Mortgage Loans, which is reasonably acceptable to Buyer and approved by Buyer in writing, or any successor or permitted assigns.

“Servicer Notice” shall mean the notice acknowledged by the Servicer substantially in the form of Exhibit G hereto.

“Servicing Agreement” shall mean any servicing agreement entered into among a Seller and the Servicer, the form of which shall be acceptable to Buyer and which shall include, at a minimum, a recognition and obligation of Servicer with respect to Buyer’s rights and interests hereunder with respect Purchased Mortgage Loans.

“Single-Employer Plan” shall mean a single-employer plan as defined in Section 4001(a)(15) of ERISA which is subject to the provisions of Title IV of ERISA.

“Subsidiary” shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Sub-Prime Mortgage Loan” shall mean a first lien Mortgage Loan which originated in accordance with the criteria established by Buyer for sub-prime mortgage loans, as determined by Buyer in its sole discretion.

“Super Jumbo Mortgage Loan” shall mean a first lien mortgage loan underwritten to the same high standards as a Conforming Mortgage Loan except with respect to the original principal balance, which is greater than six-hundred fifty thousand dollars ($650,000) but less than the Maximum Loan Amount.

“Takeout Commitment” shall mean a commitment of Seller to sell one or more Mortgage Loans to a Takeout Investor, and the corresponding Takeout Investor’s commitment back to Seller to effectuate the foregoing.

“Takeout Investor” shall mean any institution which has made a Takeout Commitment and has been approved by Buyer.

“Tangible Net Worth” shall mean, for any Person as of a particular date, the excess of the total assets over total liabilities of such Person on such date, each to be determined in accordance with GAAP consistent with those applied in the preparation of Seller’s financial statements less the sum of the following (without duplication): (a) the book value of all investments in non-consolidated subsidiaries, and (b) any other assets of Seller and consolidated subsidiaries that would be treated as intangibles under GAAP including, without limitation, good will, research and development costs, trademarks, trade names, copyrights, patents, rights to refunds and indemnification and unamortized debt discount and expenses; provided further that, to the extent not already excluded, there shall be excluded from Tangible Net Worth, those assets of any Person which, if such Person were a HUD mortgagee, would be deemed by HUD to be non-acceptable in calculating adjusted net worth in accordance with its requirements in effect as of such date, as such requirements appear in the “Audit Guide for Use by Independent Public Accountants in Audits of HUD-Approved Nonsupervised Mortgagees, Loan Correspondents and Coinsuring Mortgagees” or any successor or replacement audit guide published by HUD. Notwithstanding the foregoing, servicing rights shall be included in the calculation of total assets.

“Taxes” shall have the meaning set forth in Section 7.1 hereof.

“Total Liabilities” shall mean the total liabilities of any Person on any given date of determination, to be determined in accordance with GAAP consistent with those applied in the preparation of the Person’s financial statements less the amount of the “Credit Off Feature,” if any, as set forth in the Commitment Letter.

“Tranche A Purchase Price, Tranche B Purchase Price, Tranche C Purchase Price, Tranche D Purchase Price, Tranche E Purchase Price, Tranche F Purchase Price, Tranche G Purchase Price, Tranche H Purchase Price and Tranche I Purchase Price” shall mean a Purchase Price paid by Buyer under this Repurchase Agreement for the corresponding type of Purchased Mortgage Loan set forth in the Commitment Letter.

“Tranche A Purchase Price Rate, Tranche B Purchase Price Rate, Tranche C Purchase Price Rate, Tranche D Purchase Price Rate. Tranche E Purchase Price Rate, Tranche F Purchase Price Rate, Tranche G Purchase Price Rate, Tranche H Purchase Price Rate, Tranche I Purchase Price Rate and Tranche J Purchase Price Rate” shall mean with respect to each type of Purchase Price, the corresponding Purchase Price set forth in the Commitment Letter.

“Tranche A Pricing Margin, Tranche B Pricing Margin, Tranche C Pricing Margin, Tranche D Pricing Margin, Tranche E Pricing Margin, Tranche F Pricing Margin, Tranche G Pricing Margin, Tranche H Pricing Margin, Tranche I Pricing Margin and Tranche J Pricing Margin” shall mean with respect to each type of Purchase Price, the corresponding annual rate of interest set forth in the Commitment Letter that shall be added to the Applicable Rate to determine the annual rate of interest for such Purchase Price.

“Tranche Sublimit” shall mean with respect to each type of Purchased Mortgage Loans the aggregate amount of Purchase Price at any time outstanding agreed to be made available by Buyer to Seller, as set forth in the Commitment Letter.

“Tranche A Sublimit, Tranche B Sublimit, Tranche C Sublimit, Tranche D Sublimit, Tranche E Sublimit, Tranche F Sublimit, Tranche G Sublimit, Tranche H Sublimit, Tranche I Sublimit and Tranche J Sublimit” shall mean with respect to each type of Purchased

Mortgage Loan, the aggregate amount of Purchase Price at any time outstanding agreed to be made available by Buyer to Seller, as set forth in the Commitment Letter.

“Transaction” shall have the meaning specified in Section 1.

“Transaction Request” shall mean a request, in writing or electronic form, from Seller to Buyer to enter into a Transaction. For purposes of this definition, a Collateral Data Record submitted to Buyer in accordance with the requirements of this Repurchase Agreement shall be deemed a Transaction Request.

“Transaction Request Deadline” shall mean 1:00 p.m. (Pacific Standard Time).

“Trust Receipt” shall have the meaning set forth in the Custodial Agreement.

“Underwriting Guidelines” shall mean the underwriting guidelines of Seller, attached hereto as Exhibit E.

“Uniform Commercial Code” and “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of California; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral or the continuation, renewal or enforcement thereof is governed by the Uniform Commercial Code as in effect in a jurisdiction other than California, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Unused Facility Fee” shall mean that fee as may be set forth in the Commitment Letter.

“Warehouse Debt” shall mean the aggregate amount of credit, committed and uncommitted, available to Seller through warehouse lines of credit, repurchase facilities or similar mortgage finance arrangements.

“Wet Deficiency Fee” shall mean a fee, as may be set forth in the Commitment Letter, payable by Seller to Buyer for each calendar day that Seller fails to deliver to Custodian the Collateral Documents relating to any Wet Mortgage Loan following expiration of the Wet Mortgage Loans Maximum Dwell Time.

“Wet Mortgage Loan” shall mean a Mortgage Loan as to which Seller is selling to Buyer and for which the Mortgage Loan Documents have not been delivered to Buyer or its Custodian.

“Wet Mortgage Loans Maximum Dwell Time” shall mean the period of time set forth in the Commitment Letter by which Seller must deliver to Custodian the Collateral Documents for a Wet Mortgage Loan. If no such period of time is specified in the Commitment Letter, such period of time shall be five (5) Business Days after the related Purchase Date for the Wet Mortgage Loan.

ARTICLE III

INITIATION; REPURCHASE; DESCRIPTION OF COLLATERAL; APPROVED

PAYEES

Section 3.1 Conditions Precedent to Initial Transaction. Buyer’s obligation to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer shall have received from Seller any fees and expenses payable hereunder, and all of the following documents, each of which shall be satisfactory to Buyer and its counsel in form and substance:

(a) The following Repurchase Documents delivered to Buyer:

(i) Repurchase Agreement. This Repurchase Agreement, duly executed by the parties thereto;

(ii) Custodial Agreement. The Custodial Agreement, duly executed by the parties thereto;

(iii) Power of Attorney. A Power of Attorney, duly executed by each Seller;

(iv) Control Agreement. A Control Agreement, duly executed by the parties thereto in form and substance acceptable to Buyer; and

(v) Electronic Tracking Agreement. To the extent Seller is selling Mortgage Loans which are registered on the MERS® System, an Electronic Tracking Agreement entered into, duly executed and delivered by the parties thereto, in full force and effect, free of any modification, breach or waiver.

(b) Seller Organizational Documents. A certificate of corporate existence of Seller delivered to Buyer prior to the Effective Date (or if unavailable, as soon as available thereafter) and certified copies of the charter and by-laws (or equivalent documents) of Seller.

(d) Seller Incumbency and Authenticity Documents. A certificate of Seller’s corporate secretary (or its equivalent), substantially in the form of Exhibit K hereto, dated as of the Effective Date, as to the incumbency and authenticity of the signatures of the officers of Seller executing the Repurchase Agreement and the resolutions of the board of directors of Seller (or its equivalent), substantially in the form of Exhibit L hereto;

(e) Security Interest. Evidence that all other actions necessary or, in the opinion of Buyer, desirable to perfect and protect Buyer’s interest in the Purchased Mortgage Loans and other Collateral have been taken, including, without limitation, UCC searches and duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.

(f) Underwriting Guidelines. A true and correct copy of the Underwriting Guidelines certified by an officer of Seller.

(g) Insurance. Evidence satisfactory to Buyer that Seller has added Buyer as an additional insured under Seller’s Fidelity Insurance.

(h) Other Documents. Such other documents as Buyer may reasonably request, in form and substance reasonably acceptable to Buyer.

Section 3.2 Conditions Precedent to all Transactions. Upon satisfaction of the conditions set forth in this Section 3.2, Buyer shall enter into a Transaction with Seller. Buyer’s obligation to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect thereto to the intended use thereof:

(a) Due Diligence Review. Without limiting the generality of Section 16.1 hereof, Buyer shall have completed, to its satisfaction, its due diligence review of the related Mortgage Loans, Seller and the Servicer.

(b) No Default. No Termination Event, Default or Event of Default shall have occurred and be continuing under the Repurchase Documents.

(c) Representations and Warranties. Both immediately prior to the Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in Section 11 hereof, shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(d) Maximum Committed Purchase Price. After giving effect to the requested Transaction, the aggregate outstanding Purchase Price for all Purchased Mortgage Loans subject to then outstanding Transactions under this Repurchase Agreement shall not exceed the Maximum Committed Purchase Price. Notwithstanding the preceding sentence, Buyer shall have no obligation to enter into any Transaction, if, as a result of such Transaction the aggregate Purchase Price for all Purchased Mortgage Loans subject to then outstanding Transactions under this Repurchase Agreement exceeds the Maximum Committed Purchase Price.

(e) Tranche Sublimits. After giving effect to the requested Transaction, no Mortgage Loans proposed by Sellers for purchase by Buyer would cause any of the Tranche Sublimits to be exceeded; provided, that to the extent that such Tranche Sublimits would be exceeded, such Mortgage Loans may be purchased by Buyer on an uncommitted basis, in Buyer’s sole discretion.

(f) No Margin Deficit. After giving effect to the requested Transaction, the Asset Value of all Purchased Mortgage Loans exceeds the aggregate Repurchase Price for such Transactions.

(g) Transaction Request. On or prior to the Transaction Request Deadline on the related Purchase Date, Seller shall have delivered to Buyer, either electronically or in writing, (a) a Transaction Request, and (b) a Collateral Data Record.

(h) Delivery of Collateral Documents. With respect to each Purchased Mortgage Loan, on or prior to the Transaction Request Deadline on the related Purchase Date, Seller shall have delivered to Custodian the Collateral Documents related to each Purchased Mortgage Loan and Custodian shall have issued a Trust Receipt with respect to each such Purchased Mortgage Loan to Buyer; provided, however, with respect to each Purchased Mortgage Loan which is a Wet Mortgage Loan, within the Wet Mortgage Loans Maximum Dwell Time, Seller shall deliver to Custodian the Collateral Documents related to each such Purchased Mortgage Loan and Custodian shall have issued a Trust Receipt with respect to each such Purchased Mortgage Loan to Buyer. Seller shall hold in trust for Buyer all other mortgage loan documents related to each Purchased Mortgage Loan which are not otherwise required to be delivered to Custodian hereunder.

(i) Fees and Expenses. Buyer shall have received all fees and expenses of counsel to Buyer as contemplated by Sections 10.1, 10.2 and 15.2 which amounts, at Buyer’s option, may be withheld from the proceeds remitted by Buyer to Seller pursuant to any Transaction hereunder.

(j) No Material Adverse Change. None of the following shall have occurred and/or be continuing:

(i) an event or events shall have occurred in the good faith determination of Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by securities or an event or events shall have occurred resulting in Buyer not being able to finance Purchased Mortgage Loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or

(ii) an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

(iii) there shall have occurred a material adverse change in the financial condition of Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of Buyer to fund its obligations under this Repurchase Agreement;

(iv) There shall have not occurred (i) a general suspension of trading on major stock exchanges or suspension of trading in stock; and/or (ii) a disruption in or moratorium on commercial banking activities or securities settlement services.

(k) [intentionally left blank].

(l) Bulk Mortgage Loans. With respect to each Transaction the subject of which are Bulk Mortgage Loans:

(i) Upon receipt of the Transaction Request, Buyer shall confirm, consistent with this Repurchase Agreement, the terms for such proposed Transaction, including the Purchase Price, the Pricing Rate, the Market Value and the Repurchase Date in respect of such Transaction. The terms thereof may be confirmed by Buyer in writing or electronically, including on Buyer’s website(s);

(ii) This Repurchase Agreement shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the subject is Bulk Mortgage Loans, and Seller’s acceptance of the related proceeds shall constitute Seller’s agreement to the terms of this Repurchase Agreement.

(m) Wet Mortgage Loans. With respect to Transactions the subject of which are Wet Mortgage Loans:

(i) At least one (1) Business Day prior to the Transaction Request Deadline on the related Purchase Date, Buyer shall have received the Collateral Data Record for each of the Wet Mortgage Loans ; and

(ii) On or prior to the Transaction Request Deadline on the related Purchase Date, Buyer shall have received an updated Collateral Data Record of each of the Wet Mortgage Loans, if there were any such updates.

Each Transaction Request delivered by Seller hereunder shall constitute a certification by Seller that all the conditions set forth in this Section 3.2 (other than clause (i) hereof) have been satisfied (both as of the date of such notice or request and as of the related Purchase Date).

Section 3.3 Initiation.

(a) Seller shall initiate a Transaction by delivering to Buyer, electronically or in writing, a Transaction Request and a Collateral Data Record for each Mortgage Loan subject to the Transaction Request on or prior to the Transaction Request Deadline; provided, however, that Seller shall use reasonable efforts to provide Buyer at least one (1) Business Day prior notice if Seller intends to initiate a Transaction where the aggregate Purchase Price of the Mortgage Loans subject to the Transaction will be equal to or greater than fifty million dollars ($50,000,000). Thereafter, Buyer shall confirm to Seller the terms of such Transaction electronically or in writing. If Seller fails to consummate the Transaction after Seller has submitted a Collateral Data Record(s) in connection with such Transaction, Seller shall reimburse Buyer for any out-of-pocket losses, costs and expenses incurred by Buyer in connection with such failure to consummate the Transaction, including, without limitation, costs relating to re-employment of funds obtained by Buyer and fees payable to terminate the arrangements through which such funds were obtained. In addition, if Buyer has disbursed any funds in connection with any Transaction and Seller cancels or otherwise fails to consummate the Transaction, Seller shall pay Buyer interest on such funds from the date of disbursement until, but not including, the date the funds are returned to Buyer.

(b) [intentionally left blank].

(c) Subject to the terms and conditions of this Repurchase Agreement, during such period Seller may sell, repurchase and resell Eligible Mortgage Loans hereunder.

(d) Except for Wet Mortgage Loans, no later than the Transaction Request Deadline, Seller shall deliver to Custodian the Collateral Documents pertaining to each Eligible Mortgage Loan to be purchased by Buyer. With respect to Wet Mortgage Loans, Seller shall deliver the Collateral Documents to Custodian within the Wet Loans Maximum Dwell Time.

(e) Subject to Seller’s compliance with the provisions of this Section 3.3, the Purchase Price will then be made available to the related Approved Payee on the related Purchase Date by Buyer transferring, via wire transfer, in the aggregate amount of such Purchase Price in funds immediately available.

Section 3.4 Repurchase.

(a) The Repurchase Price for each Purchased Mortgage Loan shall be payable in full upon the earliest to occur of (a) the Repurchase Date of the Pledged Mortgage Loan; (b) the occurrence of any Repurchase Acceleration Event or (c) the expiration or termination of this Agreement. While it is anticipated that Seller will repurchase each Purchased Mortgage Loan on its related Repurchase Date, Seller may repurchase any Purchased Mortgage Loan without penalty or premium on any date prior thereto (such an event, an “Early Repurchase”). The Repurchase Price payable for the Early Repurchase of any such Purchased Mortgage Loan shall be reduced as provided in Section 5.5. If Seller intends to make an Early Repurchase, Seller shall give at least one (1) Business Day prior written notice thereof to Buyer, designating the Purchased Mortgage Loans to be repurchased. If such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, and, on receipt, such amount shall be applied to the Repurchase Price for the designated Purchased Mortgage Loans.

(b) On the Repurchase Date, termination of the Transaction will be effected by reassignment to Seller or its designee of the Purchased Mortgage Loans (and any Income in respect thereof received by Buyer not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Section 5.5) against the simultaneous transfer of the Repurchase Price to an account of Buyer. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Mortgage Loan (but liquidation or foreclosure proceeds received by Buyer shall be applied to reduce the Repurchase Price for such Purchased Mortgage Loan). Seller is obligated to obtain the Collateral Documents from Custodian at Seller’s expense on the Repurchase Date.

Section 3.5 Repurchase Acceleration Events. Notwithstanding any agreed upon Repurchase Date for any Purchased Mortgage Loan, the occurrence of any of the following events shall be a Repurchase Acceleration Event with respect to a Purchased Mortgage Loan:

(a) the Purchased Mortgage Loan is deemed to be a Defective Mortgage Loan;

(b) Thirty (30) calendar days elapse from the date the Collateral Documents relating to the Purchased Mortgage Loan were delivered to a Takeout Investor and such Takeout Investor has not returned the Collateral Documents or purchased the Purchased Mortgage Loan, unless an extension is granted by Buyer, in its sole discretion;

(c) Ten (10) Business Days elapse from the date a Collateral Document relating to the Purchased Mortgage Loan was delivered to Seller for correction or completion, without being returned to Buyer or its Custodian;

(d) Seller fails to deliver to Custodian the related Collateral Documents within the Wet Mortgage Loans Maximum Dwell Time or any Collateral Document delivered to Custodian, upon examination by Buyer, is found not to be in compliance with the requirements of this Repurchase Agreement or the related Purchase Commitment and is not corrected within the Wet Mortgage Loans Maximum Dwell Time; or

(e) The sale by Seller of the Purchased Mortgage Loan to any Person (other than the sale hereunder to Buyer).

Section 3.6 Reduction of Asset Value as Alternative Remedy. In Buyer’s sole discretion, in lieu of requiring full payment of the Repurchase Price upon the occurrence of a Repurchase Acceleration Event, Buyer may elect to reduce the Asset Value of the related Purchased Mortgage Loan (to as low as zero), require a partial payment of the Repurchase Price and/or require the delivery of additional Collateral.

Section 3.7 Designation as Noncompliant Mortgage Loan as Alternative Remedy. In Buyer’s sole discretion, in lieu of requiring full payment of the Repurchase Price upon the occurrence of an Repurchase Acceleration Event, Buyer may elect to deem the related Purchased Mortgage Loan a Noncompliant Mortgage Loan, provided that (a) after such Purchased Mortgage Loan is deemed to be a Noncompliant Mortgage Loan, the aggregate original Asset Value of all Noncompliant Mortgage Loans does not exceed the Tranche J Sublimit; (b) the Asset Value of the Noncompliant Mortgage Loan is greater than the outstanding principal balance of the Purchased Mortgage Loan or Seller pays part of the Repurchase Price or provides Additional Purchased Mortgage Loans as provided in Section 4.2 and (c) Seller delivers to Buyer all documentation relating to the Purchased Mortgage Loan reasonably requested by Buyer.

Section 3.8 Description of Collateral.

(a) Required Collateral. With respect to each Purchased Mortgage Loan, Seller shall cause to be maintained with Custodian collateral consisting of a Mortgage Loan(s) with an Asset Value not less than, at any date, the Purchase Price. With respect to each Purchase Price, the Purchased Mortgage Loan shall be:

(i) if the Purchase Price is a Tranche A Purchase Price, a Conventional Mortgage Loan;

(ii) if the Purchase Price is a Tranche B Purchase Price, a Government Mortgage Loan;

(iii) if the Purchase Price is a Tranche C Purchase Price, a Jumbo Mortgage Loan;

(iv) if the Purchase Price is a Tranche D Purchase Price, a Super Jumbo Mortgage Loan;

(v) if the Purchase Price is a Tranche E Purchase Price, an Alt A/Expanded Criteria Mortgage Loan;

(vi) if the Purchase Price is a Tranche F Purchase Price, a Sub-Prime Mortgage Loan;

(vii) if the Purchase Price is a Tranche G Purchase Price, a Closed-End Second Lien Mortgage Loan;

(viii) if the Purchase Price is a Tranche H Advance, a HELOC Mortgage Loan; or

(ix) if the Purchase Price is a Tranche I Advance, a Nonperforming/Subperforming Mortgage Loan.

Buyer, in its sole discretion, shall determine the correct loan type for each Purchased Mortgage Loan.

(b) Wet Mortgage Loans as Collateral. The aggregate Purchase Price for all outstanding Wet Mortgage Loans shall not, at any time, exceed the Wet Mortgage Loans Sublimit.

Section 3.9 Approved Payees.

(a) Closing Agents. In order for a Closing Agent to be designated an Approved Payee with respect to any Purchase Price, Seller must submit to Buyer the following documents:

(i) if the title company issuing the title policy that covers the applicable Purchased Mortgage Loan has not issued to Buyer a blanket closing protection letter, which covers closings conducted by this Closing Agent in the jurisdiction where this closing will take place:

(1) a valid blanket closing protection letter, in a form acceptable to Buyer, issued to Seller or Buyer by the title company, which is issuing the title insurance policy that covers the related Purchased Mortgage Loan, that covers closings conducted by the Closing Agent in the jurisdiction where this closing will take place and if applicable, an assignment to Buyer of such closing protection letter; or

(2) a valid closing protection letter, in a form acceptable to Buyer, issued to Seller or Buyer by the title company, which is issuing the title insurance policy that covers the related Purchased Mortgage Loans, that covers the closing of this specific Purchased Mortgage Loan and if applicable, an assignment to Buyer of such closing protection letter; or

(3) if closing protection letters are not available or are limited in their applicability in the jurisdiction where the closing takes place, any other documents Buyer may reasonably require, including without limitation an assignment to Buyer of Seller’s rights under its fidelity bond and errors and omissions policy; and

(ii) evidence that irrevocable closing instructions, in a form acceptable to Buyer and signed by Buyer and Seller, have been delivered to such Closing Agent.

(b) Warehouse Lenders. In order for a warehouse lender to be designated an Approved Payee with respect to any Purchase Price, Seller must submit to Buyer a written request, including the name and address of the warehouse lender, demonstrating a need for such designation. Notwithstanding the foregoing, Buyer reserves the right to reasonably refuse to designate any warehouse lender as an Approved Payee. Seller understands and agrees that any designation of a warehouse lender as an Approved Payee may result in the modification of the terms and conditions under which Seller will continue to transfer Purchase Prices to Seller.

(c) Approval Process. Buyer shall review the applicable documents and notify Seller within two (2) Business Days as to whether such Closing Agent or warehouse lender has been designated by Buyer, in its sole discretion, to be an Approved Payee with respect to such Purchase Price. Buyer may withdraw its approval of any Closing Agent or warehouse lender as an Approved Payee at any time, in its sole discretion.

ARTICLE IV

MARGIN AMOUNT MAINTENANCE AND OVER/UNDER ACCOUNT

Section 4.1 Asset Value. Buyer shall have the right to determine the Asset Value of each Purchased Mortgage Loan at such intervals as determined by Buyer in its sole discretion.

Section 4.2 Margin Call. If at any time Buyer shall determine that (a) the Asset Value of any Purchased Mortgage Loan subject to a Transaction is less than the Repurchase Price of the Purchased Mortgage Loan and/or (b) the aggregate Asset Value of all related Purchased Mortgage Loans subject to all Transactions is less than the aggregate Repurchase Price for all such Transactions (in either case, a “Margin Deficit”), then Buyer may, at its sole option and by notice to Seller (as such notice is more particularly set forth below, a “Margin Call”), require Seller to transfer to Buyer or its designee cash or Eligible Mortgage Loans approved by Buyer in its sole discretion (“Additional Purchased Mortgage Loans”) so that the individual Asset Value of the Purchased Mortgage Loan or the aggregate Asset Value of the Purchased Mortgage Loans, including any such cash or Additional Purchased Mortgage Loans, will thereupon equal or exceed the individual Repurchase Price for the Transaction or the aggregate Repurchase Price for all Transactions. If Buyer delivers a Margin Call to Seller on or prior to 9:30 a.m. (Pacific time) on any Business Day, then Seller shall transfer cash or Additional Purchased Mortgage Loans to Buyer no later than 2:00 p.m. (Pacific time) on the next subsequent Business Day. In the event Buyer delivers a Margin Call to Seller after 9:30 a.m. (Pacific time) on any Business Day, Seller shall be required to transfer cash or Additional Purchased Mortgage Loans no later than 5:00 p.m. (Pacific time) on the second subsequent Business Day. Notice of a Margin Call may be provided by Buyer to Seller electronically or in writing, such as via electronic mail or posting such notice on Buyer’s customer website(s). Notwithstanding the foregoing, Buyer may, in its sole discretion, withdraw from the Over/Under Account amounts equal to any Margin Deficit which is not otherwise satisfied by Seller within the time frames provided in this Section 4.2.

Section 4.3 Buyer’s Discretion. Buyer’s election, in its sole and absolute discretion, not to make a Margin Call at any time there is a Margin Deficit shall not in any way limit or impair its right to make a Margin Call at any time a Margin Deficit exists.

Section 4.4 Credit to Repurchase Price. Any cash transferred to Buyer pursuant to Section 4.2 above shall be credited to the Repurchase Price of the related Transaction(s).

Section 4.5 Over/Under Account.

(a) Minimum Balance. Seller shall at all times maintain a balance in the Over/Under Account of not than less than that amount set forth in the Commitment Letter. Buyer shall not be required to segregate and hold funds deposited by or on behalf of Seller in the Over/Under Account separate and apart from Buyer’s own funds or funds deposited by or held for others. Upon three (3) days prior notice to Seller, Buyer may increase the minimum balance Seller is required to maintain in the Over/Under Account.

(b) Deposits.

(i) Seller. Seller shall deposit funds in the Over/Under Account in accordance with the terms of this Repurchase Agreement, including, without limitation, Section 4.5(a).

(ii) Buyer. Buyer shall credit to the Over/Under Account all amounts in excess of those amounts due to Seller in accordance with this Repurchase Agreement on the date Buyer receives or has received both (1) a payment by Seller of the Repurchase Price pursuant to a Purchase Commitment and (2) a Purchase Advice relating to such payment without discrepancy; provided, however, that funds and Purchase Advices received by Buyer after that time set forth in the Commitment Letter shall be deemed to have been received on the next Business Day.

(iii) Settlement Statement. Buyer shall deliver to Seller via facsimile or make available to Seller via the Internet within twenty-four (24) hours following settlement of a Transaction, or as soon thereafter as is reasonably possible, a settlement statement, which includes an explanation of all amounts credited by Buyer to the Over/Under Account.

(c) Withdrawals.

(i) Seller. If the amount credited to the Over/Under Account creates a balance in excess of the minimum balance required pursuant to Section 4.5(a) above, Seller may submit a written request to Buyer for return or payment of such excess funds. If Buyer shall determine, in its reasonable discretion, that such amounts are not required to be retained in the Over/Under Account or paid to Buyer, Buyer shall deliver such funds to that account designated by Seller.

(ii) Buyer. Buyer may, from time to time and without separate authorization by Seller, withdraw funds from the Over/Under Account in accordance with the terms of this Repurchase Agreement, including, without limitation:

(1) with respect to any Transaction, to deliver the Repurchase Price to Buyer;

(2) to reimburse itself for any costs and expenses incurred by Buyer in connection with this Repurchase Agreement, as permitted herein;

(3) to pay itself any interest or fees that is due and owing;

(4) to Seller as provided in Section 4.5(c)(i); and

(5) as security for the repurchase obligations of Seller to Buyer outstanding from time to time and for the performance of all of Seller’s obligations hereunder.

(d) Failure to Maintain Balance. If, at any time, Seller fails to maintain in the Over/Under Account the balance set forth in the Commitment Letter, in addition to any other rights and remedies that Buyer may have against Seller, Seller will be obligated to pay Buyer accrued interest on that portion of the balance that Seller has failed to maintain, at the Post-Default Rate, from the time that such balance failed to be maintained until the time funds are deposited into or held in the Over/Account to comply with Seller’s obligations hereunder. Without limiting the generality of the foregoing, it is understood and agreed that should the balance in the Over/Under Account become negative, Seller will continue to owe Buyer accrued interest as provided herein.

(e) Grant of Security Interest. Any funds of Seller at any time deposited or held in the Over/Under account, whether such funds are required to be deposited and held in the Over/Under account pursuant to this section 4.5 or otherwise, are hereby pledged as security for Seller’s obligations under this Repurchase Agreement.

ARTICLE V

INTEREST AND INCOME PAYMENTS

Section 5.1 Interest.

(a) Interest. Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Mortgage Loans for all purposes except accounting and tax purposes, Seller shall pay to Buyer interest on the Purchase Price for each Mortgage Loan as provided in this Article V.

(b) Rate of Interest. Seller shall pay Buyer interest on the Purchase Price for each Purchased Mortgage Loan from the related Purchase Date until, but not including, the related Repurchase Date, at an annual rate equal to the sum of the Applicable Rate plus the applicable Pricing Margin Spread. Notwithstanding the foregoing, if the Repurchase Price for any Purchased Mortgage Loan is not paid when due (whether on the related Repurchase Date, upon acceleration or otherwise), the Purchase Price shall bear interest from the date due until paid in full at an annual rate equal to the Post-Default Rate.

(c) Time for Payment. Accrued interest for each Purchase Price shall be due and payable on each Payment Date which occurs prior to the date on which the Repurchase Price is paid. On the date that the Repurchase Price is paid, all accrued interest not otherwise paid by Seller shall be due and payable.

(c) Computations. All computations of interest and fees payable hereunder shall be based upon a year of three-hundred sixty (360) days.

Section 5.2 Collection Account. Seller shall hold for the benefit of, and in trust for, Buyer all income, including without limitation all Income received by or on behalf of Seller with respect to such Purchased Mortgage Loans. Upon the occurrence of an Event of Default which remains uncured within any applicable cure period, at the request of Buyer, Seller shall immediately deposit such Income in a deposit account (the title of which shall indicate that the funds therein are being held in trust for Buyer) (the “Collection Account”) with a financial institution acceptable to Buyer and subject to a Control Agreement. All such Income shall be held in trust for Buyer, shall constitute the property of Buyer, except for tax purposes which shall be treated as income and property of Seller, and shall not be commingled with other property of Seller, any Affiliate of Seller or any other Person. Funds deposited in the Collection Account during any month shall be held therein, in trust for Buyer, until the next Payment Date. Subject to the terms of the Control Agreement, Seller shall withdraw any funds on deposit in the Collection Account and apply such funds as follows:

(a) first, to the payment of all costs and fees payable by Seller pursuant to this Repurchase Agreement;

(b) second, to Buyer in payment of any accrued and unpaid interest; and

(c) third, without limiting the rights of Buyer under this Repurchase Agreement, to Buyer, in the amount of any unpaid Margin Deficit.

Section 5.3 Takeout Investor. Seller shall direct each Takeout Investor purchasing a Purchased Mortgage Loan to pay directly to Buyer, by wire transfer of immediately available funds, the purchase price set forth in the applicable Purchase Commitment. In addition, Seller shall provide Buyer with a Purchase Advice relating to such payment. Seller shall not attempt to modify or otherwise change the wire instructions for payment of the purchase price provided to the Takeout Investor by Buyer or Custodian. Buyer may reject any amount received from a Takeout Investor and not release the related Purchased Mortgage Loan if (a) Buyer does not receive a Purchase Advice in respect of any wire transfer or (b) such funds are not sufficient to pay the Repurchase Price and all other costs relating to such Purchased Mortgage Loan owed by Seller to Buyer. If the amount received from the Takeout Investor does not equal or exceed the Repurchase Price and all other costs owed by Seller to Buyer relating to such Purchased Mortgage Loan, Buyer may deduct such amounts from the Over/Under Account or demand payment of such amount from Seller. If Seller receives any funds from a Takeout Investor intended for Buyer, Seller shall hold such funds in trust for Buyer and immediately pay to Buyer all such amounts by wire transfer of immediately available funds. Except as provided otherwise in this Repurchase Agreement, to the extent that Buyer receives any funds from a Takeout Investor with respect to the purchase by such Takeout Investor of a Purchased Mortgage Loan, Buyer shall promptly apply such funds in accordance with the same order of priority set forth in Section 5.2 hereof.

Section 5.4 Event of Default. Notwithstanding the preceding provisions, if an Event of Default has occurred, at the discretion of Buyer, all Income related to any Purchased Mortgage Loans, whether such Income is held in a Collection Account or not, shall be wired to Buyer and applied as determined by Buyer in its sole and absolute discretion.

Section 5.5 Offset. In addition to any other offset rights afforded Buyer hereunder, Buyer shall offset against the Repurchase Price of each such Transaction all Income and interest payments on the Purchase Price actually received by Buyer pursuant to Section 5.1.

ARTICLE VI

REQUIREMENTS OF LAW

Section 6.1 Requirements of Law. If any Requirement of Law (other than with respect to any amendment made to Buyer’s certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(a) shall subject Buyer to any tax of any kind whatsoever with respect to this Repurchase Agreement or any Transaction (excluding net income taxes branch profits taxes, franchise taxes or similar taxes imposed on Buyer as a result of any present or former connection between Buyer and the United States, other than any such connection arising solely from Buyer having executed, delivered or performed its obligations or received a payment under, or enforced, this Repurchase Agreement) or change the basis of taxation of payments to Buyer in respect thereof;

(b) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, or other extensions of credit by, or any other acquisition of funds by, any office of Buyer which is not otherwise included in the determination of the One-Month LIBOR Rate hereunder;

(c) shall impose on Buyer any other condition;

and the result of any of the foregoing is to increase the cost to Buyer, by an amount which Buyer deems to be material, of entering, continuing or maintaining any Transaction or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, Seller shall promptly pay Buyer such additional amount or amounts as calculated by Buyer in good faith as will compensate Buyer for such increased cost or reduced amount receivable.

Section 6.2 Additional Amounts. If Buyer shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to Buyer’s certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, Seller shall promptly pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction.

ARTICLE VII

TAXES

Section 7.1 Payment of Taxes. All payments made by Seller under this Repurchase Agreement shall be made free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any Governmental Authority thereof or therein (“Taxes”), excluding income taxes, branch profits taxes, franchise taxes or similar taxes imposed on Buyer as a result of any present or former connection between Buyer and the United States, other than any such connection arising solely from Buyer having executed, delivered or performed its obligations or received a payment under, or enforced, this Repurchase Agreement (all such nonexcluded Taxes, “Non-Excluded Taxes”). If Seller shall be required to deduct or withhold any Taxes from or in respect of any amount payable hereunder, (i) Seller shall make such deductions or withholdings, (ii) Seller shall pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law, and (iii) with respect to any Non-Excluded Taxes, the amount payable shall be increased by an amount (the “additional amount”) necessary so that Buyer, shall receive a net amount equal to the amount it would have received had no such deductions or withholdings in respect of Non-Excluded Taxes been made.

(a) In addition, Seller agrees to pay to the relevant Governmental Authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes, transfer taxes and similar fees) imposed by the United States or any taxing authority thereof or therein that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Repurchase Agreement (“Other Taxes”).

(b) Seller will indemnify Buyer for the full amount of Non-Excluded Taxes (including additional amounts with respect thereto) and Other Taxes paid by Buyer, provided that Buyer shall have provided Seller with evidence, reasonably satisfactory to Seller, of payment of Non-Excluded Taxes or Other Taxes, as the case may be.

(c) As soon as practicable after the date of any payment of Taxes or Other Taxes by Seller to the relevant Governmental Authority, Seller will deliver to Buyer the original or a certified copy of the receipt issued by such Governmental Authority evidencing payment thereof.

(d) Without prejudice to the survival of any other agreement of Seller hereunder, the agreements and obligations of Seller contained in this Section 7 shall survive the termination of this Repurchase Agreement. Nothing contained in this Section 7 shall require Buyer to make available any of its tax returns or any other information that it deems to be confidential or proprietary.

ARTICLE VIII

SECURITY INTEREST; BUYER’S APPOINTMENT AS ATTORNEY-IN-FACT;

CUSTODY OF COLLATERAL DOCUMENTS

Section 8.1 Security Interest. Although the parties intend that all Transactions hereunder be sales and purchases (other than for accounting and tax purposes) and not loans, in the event any such Transactions are deemed to be loans, Seller hereby pledges to Buyer as security for the performance by Seller of its Obligations and hereby grants, assigns and pledges to Buyer a fully perfected first priority security interest in the Collateral.

Section 8.2 Filings. Seller hereby authorizes Buyer to file such financing statement or statements relating to the Collateral as Buyer, at its option, may deem appropriate. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Article 8.

Section 8.3 Buyer’s Appointment as Attorney in Fact. Seller hereby covenants to execute a Power of Attorney in the form of Exhibit J attached hereto. Buyer hereby agrees to defend, indemnify and hold harmless Seller against any claims, losses, liability, fines, costs and expenses (including reasonable attorney fees) arising from Buyer’s exercise of any power under the Power of Attorney which is not consistent with the terms and conditions of this Repurchase Agreement under which Buyer may exercise such power.

Section 8.4 Custody of Collateral Documents.

(a) Custodial Arrangements. The initial custodian for the Collateral Documents shall be Custodian. Thereafter, subject to the approval of Seller which shall not be unreasonably withheld, Buyer may appoint any Person as a successor to Custodian and to act as Custodian to hold possession of the Collateral Documents (or a portion thereof) and to take actions at the direction of Buyer. Notwithstanding anything contained in the Custodial Agreement to the contrary, Seller agrees that (i) Custodian and any successor appointed thereto shall be exclusively the agent, bailee and/or custodian of Buyer; (ii) receipt of the Collateral Documents by Custodian and any successor thereto shall be constructive receipt by Buyer and shall perfect Buyer’s security interest in the Collateral Documents; (iii) Seller shall not have and shall not attempt to exercise any degree of control over Custodian or any successor thereto or any Collateral Document held by Custodian; and (iv) Buyer shall not be liable for any act or omission by Custodian or any successor thereto selected by Buyer with reasonable care.

(b) Temporary Withdrawal of Collateral Documents for Correction. Buyer may, at its option and in its sole but reasonable discretion, permit Seller to withdraw from Custodian, for a period not to exceed ten (10) Business Days, specified Collateral Documents for the purpose of correcting or completing such documents; provided, however, that Seller shall sign a trust receipt and the Collateral Documents relating to no more than (10) Purchased Mortgage Loans shall be released to Seller at any time without the prior written consent of Buyer. Notwithstanding the foregoing, Buyer shall be deemed to be in possession of any Collateral Documents released pursuant to this Section 8.4(b), and the security interest granted to Buyer in the related Purchased Mortgage Loan shall continue unimpaired until the Collateral Documents are returned to, or the Repurchase Price related thereto are received by Buyer.

(c) Delivery of Collateral Documents to Takeout Investors. Upon the written request of Seller, Buyer may, at its option and in its sole but reasonable discretion, allow Custodian to deliver to the Takeout Investor set forth in the related Purchase Commitment, or its custodian, the Collateral Documents relating to a specified Purchased Mortgage Loan. All such Purchased Mortgage Loans and the related Collateral Documents shall at all times be covered by one or more Bailee Agreements in a form acceptable to Buyer, and Buyer will not authorize Custodian to release Collateral Documents to a Takeout Investor unless Buyer or its Custodian has received a signed Bailee Agreement from the Takeout Investor. Notwithstanding the foregoing, Buyer shall be deemed to be in possession of any Collateral Documents released pursuant to this Section 8.4(c), and the security interest granted to Buyer in the related Purchased Mortgage Loan shall continued unimpaired until the Collateral Documents are returned to, or the Repurchase Price related thereto is received, by Buyer. If the Takeout Investor does not purchase a Purchased Mortgage Loan as contemplated by the related Purchase Commitment, Seller, upon the request of Buyer, shall assist Buyer in the recovery of any Collateral Documents not returned by the Takeout Investor to Buyer or Custodian.

(d) Delivery of Collateral Documents Relating to Mortgage-Backed Securities. Upon the written request of Seller, Buyer may, at its option and in its sole but reasonable discretion, deliver to the certifying custodian the Collateral Documents relating to those Purchased Mortgage Loans that will be pooled to support a mortgage-backed security. All such Purchased Mortgage Loans and the related Collateral Documents shall at all times by covered by a bailee agreement in a form acceptable to Buyer, and Buyer will not instruct Custodian to release Collateral Documents to a certifying custodian unless Buyer has received a signed tri-party custodial agreement from such custodian, in a form acceptable to Buyer. Buyer shall have no obligation to release any Collateral Documents to any certifying custodian that will not sign a custodial agreement acceptable to Buyer. Notwithstanding the foregoing, Buyer shall be deemed to be in possession of any Collateral Documents released pursuant to this Section 8.4(d), and the security interest granted to Buyer in the related Purchased Mortgage Loan shall continued unimpaired until the Collateral Documents are returned to, or the Repurchase Price is received by, Buyer. Seller shall pay for all costs of the certifying custodian and use its best efforts to ensure that the issuer delivers the mortgage-backed securities to the certifying custodian.

ARTICLE IX

PAYMENT, TRANSFER AND CUSTODY

Section 9.1 Transfer of Funds. Unless otherwise mutually agreed in writing, all transfers of funds to be made by Seller hereunder shall be made by wire transfer in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at the following account maintained by Buyer: Account No. 8900404337, for the account of Countrywide Warehouse Lending, Bank of New York, ABA No. 021000018, not later than 1:00 p.m. (Pacific time), on the date on which such payment shall become due (and each such payment made after such time shall be deemed to have been made on the next succeeding Business Day). Seller acknowledges that it has no rights of withdrawal from the foregoing account. Such wire instructions may be changed from time to time by notice from Buyer to Seller.

(a) On the Purchase Date for each Transaction, ownership of the Purchased Mortgage Loans shall be transferred to Buyer or its designee against the simultaneous transfer of the Purchase Price to Seller or its designee approved by Buyer and in accordance with Seller’s wiring instructions, simultaneously with the delivery to Buyer of the Purchased Mortgage Loans relating to each Transaction. With respect to the Purchased Mortgage Loans being sold by Seller on a Purchase Date, Seller hereby sells, transfers, conveys and assigns to Buyer or its designee without recourse, but subject to the terms of this Repurchase Agreement, all the right, title and interest of Seller in and to the Purchased Mortgage Loans together with all right, title and interest in and to the proceeds of any related Collateral.

(b) In connection with such sale, transfer, conveyance and assignment, Seller shall deliver or cause to be delivered and released to Custodian the Collateral Documents for the related Purchased Mortgage Loans as required by this Repurchase Agreement.

ARTICLE X

FEES

Section 10.1 Unused Facility Fee. No later than the Payment Date following the end of each calendar quarter, Seller shall pay in immediately available funds to Buyer the Unused Facility Fee, if applicable. Such payment shall be wired in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at an account designated by Buyer.

Section 10.2 Commitment Fee. Seller shall pay to Buyer in immediately available funds, due and owing on the date hereof (and upon each anniversary of the closing, if this Repurchase Agreement has not been terminated), the Commitment Fee. Such payment shall be wired in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Buyer at such account designated by Buyer.

ARTICLE XI

WARRANTIES AND REPRESENTATIONS

Seller represents and warrants to Buyer that as of the Purchase Date for any Purchased Mortgage Loans by Buyer from Seller and as of the date of this Repurchase Agreement and any Transaction hereunder:

Section 11.1 Acting as Principal. Seller will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal).

Section 11.2 No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Buyer, who may be entitled to any commission or compensation in connection with the sale of Purchased Mortgage Loans pursuant to this Repurchase Agreement.

Section 11.3 Financial Condition. All financial statements of Seller delivered to Buyer fairly and accurately present the financial condition of the parties for whom such statements are submitted. All financial statements delivered by Seller to Buyer, including, without limitation, any financial statements of Seller’s Subsidiaries and/or Affiliates, are complete and correct and fairly present, in all material respects, the consolidated financial condition of Seller, its Subsidiaries and/or its Affiliates and the consolidated results of their operations as at such dates and for such fiscal periods as indicated on such financial statements, all in accordance with GAAP applied on a consistent basis through the periods involved. Since the close of the period covered by the latest financial statement delivered to Buyer with respect to Seller, there has been no material adverse change in the consolidated business, operations or financial condition of Seller and its consolidated Subsidiaries and/or Affiliates taken as a whole from that set forth in said financial statements nor is Seller aware of any state of facts which (without notice or the lapse of time) would or could result in any such material adverse change or could have a Material Adverse Effect. Seller does not have, on the date of the statements delivered pursuant to this section (the “Statement Date”), any liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Seller except as heretofore disclosed to Buyer in writing.

Section 11.4 Organization, Etc. Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Seller (a) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect; (b) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect; and (c) has full power and authority to execute, deliver and perform its obligations under the Repurchase Documents.

Section 11.5 Authorization, Compliance, Etc. The execution and delivery of, and the performance by Seller of its obligations under, the Repurchase Documents to which it is a party (a) are within Seller’s powers, (b) have been duly authorized by all requisite action, (c) do not violate any provision of applicable law, rule or regulation, or any order, writ, injunction or decree of any court or other Governmental Authority, or its organizational documents, (d) do not violate any indenture, agreement, document or instrument to which Seller is a party, or by which it or any of its properties, any of the Collateral is bound or to which it is subject and (e) are not in conflict with, do not result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or except as may be provided by any Repurchase Document, result in the creation or imposition of any Lien upon any of the property or assets of Seller or any of its Subsidiaries pursuant to, any such indenture, agreement, document or instrument. Seller is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the consummation of the Transactions contemplated herein and the execution, delivery or performance of the Repurchase Documents to which it is a party.

Section 11.6 Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting Seller or any of its Subsidiaries or affecting any of the Collateral or any of the other properties of Seller before any Governmental Authority which (i) questions or challenges the validity or enforceability of the Repurchase Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate uninsured amount greater than twenty five million ($25,000,000) dollars, (iii) individually or in the aggregate, if adversely determined, would have a Material Adverse Effect, or (iv) requires filing with the SEC in accordance with its regulations.

Section 11.7 Purchased Mortgage Loans.

(a) Seller has not assigned, pledged, or otherwise conveyed or encumbered any Mortgage Loan to any other Person, and immediately prior to the sale of such Mortgage Loan to Buyer, Seller was the sole owner of such Mortgage Loan and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the sale to Buyer hereunder.

(b) The provisions of this Repurchase Agreement are effective to either constitute a sale of Collateral to Buyer or to create in favor of Buyer a valid security interest in all right, title and interest of Seller in, to and under the Collateral.

Section 11.8 Compliance with Applicable Law. Seller is not in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority that might have a material adverse effect on the business, operations, assets or financial condition of Seller.

Section 11.9 Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records related to the Collateral is its chief executive office.

Section 11.10 Enforceability. This Repurchase Agreement and all of the other Repurchase Documents executed and delivered by Seller in connection herewith are legal, valid and binding obligations of Seller and are enforceable against Seller in accordance with their terms except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors rights generally and (ii) general principles of equity.

Section 11.11 Ability to Perform. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Repurchase Documents to which it is a party on its part to be performed

Section 11.12 No Default. No Default or Event of Default has occurred and is continuing.

Section 11.13 [Intentionally left blank].

Section 11.14 [Intentionally left blank].

Section 11.15 Tangible Net Worth. At all times during the terms of this Repurchase Agreement, Seller has a minimum Tangible Net Worth equal to the amount set forth in the Commitment Letter.

Section 11.16 Indebtedness. Seller does not have any Indebtedness, including any other repurchase, warehouse or other financing facilities, except as disclosed on Schedule 2 (as may be amended by Seller as provided to Buyer from time to time) to this Repurchase Agreement.

Section 11.17 Accurate and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Seller to Buyer in connection with the negotiation, preparation or delivery of this Repurchase Agreement and the other Repurchase Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of Seller to Buyer in connection with this Repurchase Agreement and the other Repurchase Documents and the transactions contemplated hereby and thereby including without limitation, the information set forth in the related Mortgage Loan Schedule, will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to Seller, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Repurchase Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Buyer for use in connection with the transactions contemplated hereby or thereby.

Section 11.18 Margin Regulations. The use of all funds acquired by Seller under this Repurchase Agreement will not conflict with or contravene any of Regulations T, U or X promulgated by the Board of Governors of the Federal Reserve System as the same may from time to time be amended, supplemented or otherwise modified.

Section 11.19 Investment Company. Seller nor any of its Subsidiaries is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Section 11.20 Solvency. As of the date hereof and immediately after giving effect to each Transaction, the fair value of the assets of Seller is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of Seller in accordance with GAAP) of Seller and Seller is solvent and, after giving effect to the transactions contemplated by this Repurchase Agreement and the other Repurchase Documents, will not be rendered insolvent or left with an unreasonably small amount of capital with which to conduct its business and perform its obligations. Seller does not intend to incur, nor does it believe that it has incurred, debts beyond its ability to pay such debts as they mature. Seller is not contemplating the commencement of an insolvency, bankruptcy, liquidation, or consolidation proceeding or the appointment of a receiver, liquidator, conservator, trustee, or similar official in respect of itself or any of its property.

Section 11.21 ERISA.

(a) No liability under Section 4062, 4063, 4064 or 4069 of ERISA has been or is expected by Seller to be incurred by Seller or any ERISA Affiliate thereof with respect to any Plan which is a Single-Employer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

(b) No Plan which is a Single-Employer Plan had an accumulated funding deficiency, whether or not waived, as of the last day of the most recent fiscal year of such Plan ended prior to the date hereof. Neither Seller nor any ERISA Affiliate thereof is (A) required to give security to any Plan which is a Single-Employer Plan pursuant to Section 401(a) (29) of the Code or Section 307 of ERISA, or (B) subject to a Lien in favor of such a Plan under Section 412(n) of the Code or Section 302(f) of ERISA.

(c) Each Plan of Seller, each of its Subsidiaries and each of its ERISA Affiliates is in compliance with the applicable provisions of ERISA and the Code, except where the failure to comply would not result in any Material Adverse Effect.

(d) Neither Seller nor any of its Subsidiaries has incurred a tax liability under Chapter 43 of the Code or a penalty under Section 502 of ERISA which has not been paid in full, except where the incurrence of such tax or penalty would not result in a Material Adverse Effect.

(e) Neither Seller nor any of its Subsidiaries or any ERISA Affiliate thereof has incurred or reasonably expects to incur any withdrawal liability under Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan in an amount that could reasonably be expected to have a Material Adverse Effect.

Section 11.22 Taxes. Seller has filed all Federal income tax returns and all other material tax returns that are required to be filed by it and has paid all taxes due, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of Seller in respect of taxes and other governmental charges are adequate.

Section 11.23 No Reliance. Seller has made its own independent decisions to enter into the Repurchase Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

Section 11.24 Plan Assets. Seller is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Mortgage Loans are not “plan assets” within the meaning of 29 CFR §2510.3-101 in Seller’s hands.

Section 11.25 Warranties and Representations on Schedule 1. Seller hereby makes the representations and warranties set forth in Schedule 1 hereto, and by this reference incorporated herein, to Buyer as of the Purchase Date with respect to the Purchased Mortgage Loans.

ARTICLE XII

COVENANTS

On and as of the date of this Repurchase Agreement and each Purchase Date and until this Repurchase Agreement is no longer in force with respect to any Transaction, Seller covenants as follows:

Section 12.1 Preservation of Existence; Compliance with Law. Seller shall:

(a) Preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business;

(b) Comply with the requirements of all applicable laws, rules, regulations and orders, whether now in effect or hereafter enacted or promulgated by any applicable Governmental Authority (including, without limitation, all environmental laws);

(c) Maintain all licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Repurchase Documents, and shall conduct its business strictly in accordance with applicable law;

(d) Keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied; and

(e) Permit representatives of Buyer, upon reasonable notice (unless an Event of Default shall have occurred and is continuing, in which case, no prior notice shall be required), during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by Buyer.

Section 12.2 Taxes, Etc.

(a) Seller shall pay and discharge or cause to be paid and discharged, when due all taxes, assessments and governmental charges or levies imposed upon them or upon their income and profits or upon any of its property, real, personal or mixed (including without limitation, the Collateral) or upon any part thereof, as well as any other lawful claims which, if unpaid, might become a Lien upon such properties or any part thereof, except for any such taxes, assessments and governmental charges, levies or claims as are appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are provided.

(b) Seller shall file on a timely basis all federal, state and local tax and information returns, reports and any other information statements or schedules required to be filed by or in respect of it.

Section 12.3 Notice of Proceedings or Adverse Change. Seller shall give notice to Buyer immediately after of the occurrence of any of the following:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Indebtedness of Seller; (ii) the suspension, revocation or termination of any existing credit relationship to facilitate the origination of residential mortgage loans or the suspension, revocation or termination of any existing relationship with Fannie Mae or Freddie Mac to facilitate the sale of residential mortgage loans if such suspension, revocation or termination is or would have been made Fannie Mae or Freddie Mac; (iii) litigation, investigation, regulatory action or proceeding that is pending or, to the best of Seller’s knowledge, threatened by or against Seller in any federal or state court or before any Governmental Authority which, if not cured or if adversely determined, would reasonably be expected to have a Material Adverse Effect or constitute a Default or Event of Default; (iv) any Material Adverse Effect with respect to Seller; and (v) actual or, to the best of Seller’s knowledge, threatened suspension, revocation or termination of Seller’s licensing or eligibility, in any respect, as an approved, licensed lender, seller, mortgagee or servicer;

(c) any litigation or proceeding that is pending or threatened against (a) Seller in which the amount involved exceeds one million ($1,000,000) dollars and is not covered by insurance, in which injunctive or similar relief is sought, or which, would reasonably be expected to have a Material Adverse Effect and (b) any litigation or proceeding that is pending or threatened in connection with any of the Collateral, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect;

(d) and, as soon as reasonably possible, notice of any of the following events:

(i) a change in the insurance coverage of Seller, with a copy of evidence of same attached, which would reasonably be expected to have a Material Adverse Effect;

(ii) any material change in accounting policies or financial reporting practices of Seller which would reasonably be expected to have a Material Adverse Effect;

(iii) any change in the Executive Management of Seller which would reasonably be expected to have a Material Adverse Effect;

(iv) promptly upon receipt of notice or knowledge of any Lien or security interest (other than security interests created hereby or under any other Repurchase Document) on, or claim asserted against, any of the Collateral which would reasonably be expected to have a Material Adverse Effect; and

(v) any other event, circumstance or condition which would reasonably be expected to have a Material Adverse Effect; and

(e) Promptly, but no later than two (2) Business Days after Seller receives any of the same, deliver to Buyer a true, complete, and correct copy of any schedule, report, notice, or any other document delivered to Seller by any Person pursuant to, or in connection with, any of the Collateral.

Section 12.4 Financial Reporting. Seller shall maintain a system of accounting established and administered in accordance with GAAP, and furnish to Buyer:

(a) Within ninety (90) days after the close of each fiscal year, Financial Statements, including a statement of income and changes in shareholders’ equity of Guarantor for such year, and the related balance sheet as at the end of such year, all in reasonable detail and accompanied by an opinion of an accounting firm as to said financial statements;

(b) Within forty-five (45) days after the close of each of Guarantor’s first three fiscal quarters in each fiscal year unaudited balance sheets and income statements, for the period from the beginning of such fiscal year to the end of such fiscal year, subject, however, to year end adjustments;

(c) Simultaneously with the furnishing of each of the Financial Statements to be delivered pursuant to subsection (b) above, or quarterly upon Buyer’s request, a certificate in the form of Exhibit F hereto (or such other form as required by Buyer) and certified by an executive officer of Guarantor;

(d) If applicable, copies of any 10-Ks, 10-Qs, registration statements and other “corporate finance” SEC filings (other than 8-Ks) by Seller or Guarantor, within 5 Business Days of their filing with the SEC; provided, that, Seller will provide Buyer with a copy of the annual 10-K filed with the SEC by Seller or Guarantor, no later than 90 days after the end of the year; and

(e) Promptly, from time to time, such other information regarding the business affairs, operations and financial condition of Seller as Buyer may reasonably request.

Section 12.5 Visitation and Inspection Rights. Seller shall permit Buyer to inspect, and take all other actions permitted under Section 16.1 hereof.

Section 12.6 Reimbursement of Expenses. Seller shall promptly reimburse Buyer for all expenses as the same are incurred by Buyer as required by Section 15.2 hereof.

Section 12.7 Further Assurances. Seller shall execute and deliver to Buyer all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that Buyer may reasonably request, in order to effectuate the transactions contemplated by this Repurchase Agreement and the Repurchase Documents or, without limiting any of the foregoing, to grant, preserve, protect and perfect the validity and first-priority of the security interests created or intended to be created hereby. Seller shall do all things necessary to preserve the Collateral so that they remain subject to a first priority perfected security interest hereunder. Without limiting the foregoing, Seller will comply with all rules, regulations, and other laws of any Governmental Authority and cause the Collateral to comply with all applicable rules, regulations and other laws. Seller will not allow any default for which Seller is responsible to occur under any Collateral or any Repurchase Document and Seller shall fully perform or cause to be performed when due all of its obligations under any Collateral or the Repurchase Documents.

Section 12.8 True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of Seller or any of its Affiliates thereof or any of their officers furnished to Buyer by Seller or Guarantor hereunder and during Buyer’s diligence of Seller or Guarantor are and will be true and complete and do not omit to disclose any material facts necessary to make the statements therein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by Seller or Guarantor to Buyer pursuant to this Repurchase Agreement shall be prepared in accordance with GAAP, or in applicable, to SEC filings, the appropriate SEC accounting requirements.

Section 12.9 ERISA Events.

(a) Promptly upon becoming aware of the occurrence of any Event of ERISA Termination which together with all other Events of ERISA Termination occurring within the prior 12 months involve a payment of money by or a potential aggregate liability of Seller or any ERISA Affiliate thereof or any combination of such entities in excess of one hundred thousand ($100,000) dollars, Seller shall give Buyer a written notice specifying the nature thereof, what action Seller or any ERISA Affiliate thereof has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto;

(b) Promptly upon receipt thereof, Seller shall furnish to Buyer copies of (i) all notices received by Seller or any ERISA Affiliate thereof of the PBGC’s intent to terminate any Plan or to have a trustee appointed to administer any Plan; (ii) all notices received by Seller or any ERISA Affiliate thereof from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving withdrawal liability in excess of one hundred thousand ($100,000) dollars; and (iii) all funding waiver requests filed by Seller or any ERISA Affiliate thereof with the Internal Revenue Service with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed, and all communications received by Seller or any ERISA Affiliate thereof from the Internal Revenue Service with respect to any such funding waiver request.

Section 12.10 Financial Condition Covenants.

(a) Maintenance of Tangible Net Worth. Seller shall at all times maintain a Tangible Net Worth of not less than the amount set forth in the Commitment Letter.

(b) Maintenance of Ratio of Indebtedness to Tangible Net Worth. Seller shall maintain the ratio of Indebtedness to Tangible Net Worth no greater than the ratio set forth in the Commitment Letter.

(c) Maintenance of Liquidity. Seller shall ensure that, as of the end of each calendar month, it has Cash Equivalents in an amount not less than the amount set forth in the Commitment Letter.

Section 12.11 Hedging. If requested by Buyer in writing, Seller shall have entered into Interest Rate Protection Agreements, in an amount in accordance with Buyer’s written request, having terms with respect to protection against fluctuations in interest rates reasonably acceptable to Buyer.

Section 12.12 [Intentionally left blank].

Section 12.13 Servicer Approval. Seller shall not cause the Mortgage Loans to be serviced by any servicer other than a servicer expressly approved in writing by Buyer, which approval shall be deemed granted by Buyer with respect to Seller with the execution of this Repurchase Agreement.

Section 12.14 Insurance. Seller shall continue to maintain insurance coverage with respect to employee dishonesty, forgery or alteration, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount at least equal to one million dollars ($1,000,000) or that required by FNMA in Section 1.01 of the FNMA Guaranteed Mortgage Backed Securities Sellers’ and Servicers’ Guide, whichever is greater. The deductible on such insurance policy shall not exceed fifty thousand dollars ($50,000). Seller shall maintain a fidelity bond in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Collateral. Seller shall notify Buyer of any material change in the terms of any such fidelity bond or insurance policy.

Section 12.15 Books and Records. Seller shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Collateral in the event of the destruction of the originals thereof), and keep and maintain or obtain, as and when required, all documents, books, records and other information reasonably necessary or advisable for the collection of all Collateral.

Section 12.16 Illegal Activities. Seller shall not engage in any conduct or activity that could subject its assets to forfeiture or seizure.

Section 12.17 Material Change in Business. Seller shall not make any material change in the nature of its business as carried on at the date hereof.

Section 12.18 Limitation on Dividends and Distributions. Seller shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity interest of Seller, whether now or hereafter outstanding, or make any other distribution in respect of any of the foregoing or to any shareholder or equity owner of Seller, either directly or indirectly, whether in cash or property or in obligations of Seller in any calendar year in excess of 25% of the net income of Seller for such calendar year (determined in accordance with GAAP); provided, however, that to the extent Seller is organized a real estate investment trust, for purposes of any distributions required under applicable federal tax law (“Required Distributions”), Seller may make Required Distributions. Notwithstanding the foregoing, no such dividends or other distributions (including Required Distributions) may be made at any time following the occurrence and during the continuation of an Event of Default without the prior written consent of Buyer.

Section 12.19 Disposition of Assets; Liens. Seller shall not create, incur, assume or suffer to exist any mortgage, pledge, Lien, charge or other encumbrance of any nature whatsoever on any of the Collateral, whether real, personal or mixed, now or hereafter owned, other than the Liens created in connection with the transactions contemplated by this Repurchase Agreement; nor shall Seller cause any of the Purchased Mortgage Loans to be sold, pledged, assigned or transferred except in such case as the related Transaction related to such Collateral and Purchased Mortgage Loans has been terminated.

Section 12.20 Transactions with Affiliates. Seller shall not enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property or assets or the rendering or accepting of any service with any Affiliate, unless such transaction is (a) not otherwise prohibited in this Repurchase Agreement, (b) in the ordinary course of Seller’s business and (c) upon fair and reasonable terms no less favorable to Seller, as the case may be, than it would obtain in a comparable arm’s length transaction with a Person which is not an Affiliate.

Section 12.21 ERISA Matters.

(a) Seller shall not permit any event or condition which is described in the definition of “Event of ERISA Termination” to occur or exist with respect to any Plan or Multiemployer Plan if such event or condition, together with all other events or conditions described in the definition of Event of ERISA Termination occurring within the prior 12 months, involves the payment of money by or an incurrence of liability of Seller or any ERISA Affiliate thereof, or any combination of such entities in an amount in excess of one hundred thousand ($100,000) dollars.

(b) Seller shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and Seller shall not use “plan assets” within the meaning of 29 CFR §2510.3-101 to engage in this Repurchase Agreement or the Transactions hereunder.

Section 12.22 Consolidations, Mergers and Sales of Assets. Seller shall not (i) consolidate or merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person.

Section 12.23 Mortgage Loan Reports. On or prior to the 25th day of each month, or with such greater frequency as requested by Buyer, Seller will furnish to Buyer monthly electronic Mortgage Loan performance data, including, without limitation, a Mortgage Loan Schedule, delinquency reports, pool analytic reports and static pool reports (i.e., delinquency, foreclosure and net charge-off reports) and monthly stratification reports summarizing the characteristics of the Mortgage Loans.

Section 12.24 [Intentionally left blank].

Section 12.25 [Intentionally left blank].

ARTICLE XIII

EVENTS OF DEFAULT

Section 13.1 Events of Default. If any of the following events (each an “Event of Default”) occur, Seller and Buyer shall have the rights set forth in Article 14, as applicable:

(a) Payment Default. Seller shall default in the payment of (i) any amount payable by it hereunder or under any other Repurchase Document (and such failure shall continue for more than one (1) Business Day), (ii) Expenses (and such failure to pay Expenses shall continue for more than 3 Business Days) or (iii) any other Obligations, when the same shall become due and payable, whether at the due date thereof, or by acceleration or otherwise (and such failure shall continue for more than one (1) Business Day); or

(b) Representation and Warranty Breach. Any representation, warranty or certification made or deemed made herein or in any other Repurchase Document by Seller or any certificate furnished to Buyer pursuant to the provisions hereof or thereof or any information with respect to the Mortgage Loans furnished in writing by on behalf of Seller shall prove to have been untrue or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Market Value of the Purchased Mortgage Loans; unless (i) Seller shall have made any such representations and warranties with actual knowledge that they were materially false or misleading at the time made; or (ii) any such representations and warranties have been determined in good faith by Buyer in its sole discretion to be materially false or misleading on a regular basis); or

(c) Immediate Covenant Default. The failure of Seller to perform, comply with or observe any term, covenant or agreement applicable to Seller contained in any of Sections 12.1, 12.8, 12.10, 12.14, 12.16, 12.17, 12.18, 12.19, 12.20, 12.21, 12.22, 12.23 and such failure has a Material Adverse Effect; or

(d) Additional Covenant Defaults. Seller shall fail to observe or perform any other covenant or agreement contained in this Repurchase Agreement (and not identified in clause (c) of Section 13.1) or any other Repurchase Document, and if such default shall be capable of being remedied within thirty (30) calendar days, and such failure to observe or perform shall continue unremedied for such period; or

(e) Judgments. A judgment or judgments for the payment of money in excess of ten million ($10,000,000) dollars in the aggregate shall be rendered against Seller or any of its Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof, and Seller or any such Affiliate shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(f) Cross-Default. Any “event of default” or any other default which permits a demand for, or requires, the early repayment of obligations due by Seller or Guarantor under (i) any agreement (after the expiration of any applicable grace period under any such agreement) relating to any Indebtedness of Seller or Guarantor, as applicable, to which Buyer or any Affiliate of Buyer is a party or (ii) any agreement (after the expiration of any applicable grace period under any such agreement) relating to any Indebtedness of Seller or Guarantor, as applicable; or

(g) Insolvency Event. An Insolvency Event shall have occurred with respect to Seller; or

(h) Enforceability. For any reason, this Repurchase Agreement at any time shall not be in full force and effect in all material respects or shall not be enforceable in all material respects in accordance with its terms, or any Lien granted pursuant thereto shall fail to be perfected and of first priority, or any Person (other than Buyer) shall contest the validity, enforceability, perfection or priority of any Lien granted pursuant thereto, or any party thereto (other than Buyer) shall seek to disaffirm, terminate, limit or reduce its obligations hereunder; or

(i) Liens. Seller shall grant, or suffer to exist, any Lien on any Repurchase Asset (except any Lien in favor of Buyer); or at least one of the following fails to be true (A) the Collateral shall not have been sold to Buyer, or (B) the Liens contemplated hereby shall cease or fail to be first priority perfected Liens on any Collateral in favor of Buyer or shall be Liens in favor of any Person other than Buyer; or

(j) Material Adverse Change. Any material adverse change in the Property, business, prospects, financial condition or operations of Seller or any of its Affiliates shall occur, in each case as determined by Buyer in its sole good faith discretion, or any other condition shall exist which, in Buyer’s sole good faith discretion, constitutes a material impairment of Seller’s ability to perform its obligations under this Repurchase Agreement or any other Repurchase Document.

(k) ERISA. (i) any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of Seller or any ERISA Affiliate, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) Seller or any ERISA Affiliate shall, or in the reasonable opinion of Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(l) Change of Control. A Change of Control of Seller shall have occurred; or

(m) Noncompliant Mortgage Loans. The aggregate original value of those Purchased Mortgage Loans that are deemed to be Noncompliant Mortgage Loans is greater than or equal to the Tranche J Sublimit.

With respect to any Event of Default which requires a determination to be made as to whether such Event of Default has occurred, such determination shall be made in Buyer’s sole and reasonable discretion and Seller hereby agrees to be bound by and comply with any such determination by Buyer.

Section 13.2 Term and Termination.

(a) Provided that no Event of Default has occurred and is continuing, and except as otherwise provided for herein, this Repurchase Agreement shall commence on the Effective Date and continue for the term set forth in the Commitment Letter. Following expiration or termination of this Repurchase Agreement, all obligations due Buyer under this Repurchase Agreement shall be immediately due and payable without notice to Seller and without presentment, demand, protest, notice of protest or dishonor, or other notice of default, and without formally placing Seller in default, all of which are hereby expressly waived by Seller.

(b) Buyer may, with or without cause, terminate this Repurchase Agreement at any time on not less than sixty (60) days prior notice to Seller and demand payment of all outstanding obligations under this Repurchase Agreement (whereupon all such outstanding amounts shall be immediately due and payable without notice to Seller and without presentment, demand, protest, notice of protest or dishonor, or other notice of default, and without formally placing Seller in default, all of which are hereby expressly waived by Seller). Buyer shall not be liable to Seller for any costs, loss or damages arising from or relating to a termination by Buyer in accordance with this Section 13.2(b) or as a result of an Event of Default.

(c) Upon mutual agreement of Seller and Buyer, the term of this Repurchase Agreement may be extended. Such extension may be made subject to the recognition of the terms hereunder and to any other such conditions as Buyer, in its sole discretion, may deem necessary or advisable. Under no circumstances shall such an extension by Buyer be interpreted or construed as a forfeiture by Buyer of any of its rights, entitlements or interest created hereunder. Seller acknowledges and understands that Buyer is under no obligation whatsoever to extend the term of this Repurchase Agreement beyond the initial term. Buyer shall use reasonable efforts to notify Seller at least sixty (60) days prior to expiration of the current term of this Repurchase Agreement as to whether Buyer intends to extend this Repurchase Agreement; provided, however, the failure of Buyer to notify Seller in such manner shall not affect the obligations of Seller hereunder in any manner whatsoever.

ARTICLE XIV

REMEDIES

Section 14.1 Remedies. If an Event of Default occurs with respect to Seller, the following rights and remedies are available to Buyer; provided, that an Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

(a) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Insolvency Event of Seller), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur. Buyer shall (except upon the occurrence of an Insolvency Event of Seller) give notice to Seller of the exercise of such option as promptly as practicable.

(b) If Buyer exercises or is deemed to have exercised the option referred to in subsection (a) of this Section,

(i) Seller’s obligations in such Transactions to repurchase all Purchased Mortgage Loans, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subsection (a) of this Section, (1) shall thereupon become immediately due and payable and (2) all Income paid after such exercise or deemed exercise shall be retained by Buyer and applied to the aggregate unpaid Repurchase Price and any other amounts owed by Seller hereunder;

(ii) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of, on a 360 day per year basis for the actual number of days during the period from and including the date of the exercise or deemed exercise of such option to but excluding the date of payment of the Repurchase Price as so increased, (x) the Post-Default Rate in effect following an Event of Default to (y) the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subsection (a) of this Section (decreased as of any day by (i) any amounts actually in the possession of Buyer pursuant to clause (iii) of this subsection, and (ii) any proceeds from the sale of Purchased Mortgage Loans applied to the Repurchase Price pursuant to subsection (d) of this Section; and

(iii) all Income actually received by Buyer pursuant to Section 5 (excluding any Late Payment Fees paid pursuant to Section 5.1) shall be applied to the aggregate unpaid Repurchase Price owed by Seller.

(c) Upon the occurrence of one or more Events of Default, Buyer shall have the right to obtain physical possession of all files of Seller relating to the Purchased Mortgage Loans and the Collateral and all documents relating to the Purchased Mortgage Loans which are then or may thereafter come in to the possession of Seller or any third party acting for Seller and Seller shall deliver to Buyer such assignments as Buyer shall request. Buyer shall be entitled to specific performance of all agreements of Seller contained in the Repurchase Documents.

(d) At any time on the Business Day following notice to Seller (which notice may be the notice given under subsection (a) of this Section), in the event Seller has not repurchased all Purchased Mortgage Loans, Buyer may (A) immediately sell, without demand or further notice of any kind, at a public or private sale and at such price or prices as Buyer may deem satisfactory any or all Purchased Mortgage Loans and the Collateral subject to a such Transactions hereunder and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by Seller hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Mortgage Loans, to give Seller credit for such Purchased Mortgage Loans and the Collateral in an amount equal to the Market Value of the Purchased Mortgage Loans against the aggregate unpaid Repurchase Price and any other amounts owing by Seller hereunder. The proceeds of any disposition of Purchased Mortgage Loans and the Collateral shall be applied as determined by Buyer in its sole discretion.

(e) Seller shall be liable to Buyer for (i) the amount of all reasonable legal or other expenses (including, without limitation, all costs and expenses of Buyer in connection with the enforcement of this Repurchase Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel (including the costs of internal counsel of Buyer) incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(f) Buyer shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

(g) Buyer shall be entitled to service, receive and collect all sums payable in respect of all the Purchased Mortgage Loans subject to a Transaction following the occurrence of any Event of Default. In such cases (a) Buyer may, in its own name or in the name of Seller, Servicer or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for the Purchased Mortgage Loan(s), but shall be under no obligation to do so; (b) Seller shall, if Buyer so requests, pay to Buyer all amounts received by Seller and/or the Servicer upon or in respect of the Purchased Mortgage Loan(s) or other Collateral, advising Buyer as to the source of such funds; and (c) all amounts so received and collected by Buyer shall be held by it as part of the Collateral. If Buyer assumes the servicing of all or part of the Purchased Mortgage Loans, Seller agrees to cooperate with Buyer and do or accomplish all acts or things necessary to effect the transfer of the servicing to Buyer, at Seller’s sole expense, and to pay Buyer twenty dollars ($20.00) per month, or portion thereof, for each Purchased Mortgage Loan serviced by Buyer; provided, however, it is understood that if Servicer is servicing the Purchased Mortgaged Loan, no additional fee will be due other than the servicing fee(s) due under the Servicing Agreement.

Section 14.2 No Notice Required. Buyer may exercise one or more of the remedies available to Buyer immediately upon the occurrence of an Event of Default which remains uncured during any applicable cure period and at any time thereafter without notice to

Seller. All rights and remedies arising under this Repurchase Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Buyer may have.

Section 14.3 Waiver. Buyer may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Collateral, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

Section 14.4 Seller’s Liability. To the extent permitted by applicable law, Seller shall be liable to Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Buyer’s rights hereunder. Interest on the Repurchase Price payable by Seller to Buyer with respect to any Purchased Mortgage Loan shall be at a rate equal to the Post-Default Rate.

Section 14.5 No Obligation to Pursue Remedy. Seller waives any right to require Buyer to (a) proceed against any Person, (b) proceed against or exhaust all or any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order, or (c) pursue any other remedy in its power. Buyer shall not be required to take any steps necessary to preserve any rights of Seller against holders of mortgages prior in lien to the lien of any Purchased Mortgage Loan included in the Collateral or to preserve rights against prior parties. No failure on the part of Buyer to exercise, and no delay in exercising, any right, power or remedy provided hereunder, at law or in equity shall operate as a waiver thereof; nor shall any single or partial exercise by Buyer of any right, power or remedy provided hereunder, at law or in equity preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Without intending to limit the foregoing, all defenses based on the statute of limitations are hereby waived by Seller. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.

Section 14.6 Reimbursement of Costs and Expenses. Buyer may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the lien and priority of, or the security intended to be afforded by, any Purchased Mortgage Loan, including, without limitation, payment of delinquent taxes or assessments and insurance premiums. All advances, charges, costs and expenses, including reasonable attorneys’ fees and disbursements, incurred or paid by Buyer in exercising any right, power or remedy conferred by this Repurchase Agreement, or in the enforcement hereof, together with interest thereon, at the daily rate per annum (rounded up to three (3) decimal places) for one-month U.S. dollar denominated deposits as offered to prime banks in the London interbank market as published on Bloomberg or in the Wall Street Journal, from the time of payment until repaid, shall be Obligations of Seller hereunder.

Section 14.7 Rights of Set-Off. Buyer shall have the following rights of set-off:

(a) Buyer shall have the right, at any time, and from time to time, without notice, to set-off and to appropriate or apply any and all deposits of money or property or any other indebtedness at any time held or owing by Buyer to or for the credit of the account of Seller (including, without limitation, any funds held in the Over/Under Account) against and on account of the Obligations of Seller, irrespective of whether or not Buyer shall have made any demand hereunder and whether or not said Obligations shall have matured; provided, however, that the aforesaid right to set-off shall not apply to any deposits of escrow monies being held on behalf of the Mortgagors under Purchased Mortgage Loans or other third parties.

(b) In addition to the right in subsection (a) above, notwithstanding anything to the contrary contained herein, upon the occurrence of an Event of Default which remains uncured during any applicable cure period, Seller expressly acknowledges and agrees that Buyer and its Affiliates, including, without limitation, Countrywide Home Loans, Inc. (collectively, “Countrywide Related Entities”) shall have the right to offset against any amounts owed by any Countrywide Related Entity to Seller against any amounts owed by Seller to any Countrywide Related Entity under any agreement(s) between or among Seller and any Countrywide Related Entity(ies), including, without limitation, any amounts owed by Seller to Buyer under this Repurchase Agreement. In exercising the foregoing right to offset, any Countrywide Related Entity, including, without limitation, Countrywide, shall be entitled to withdraw or debit from funds in the Over/Under Account which are due to or being held for the benefit of Seller any amount owed by Seller to such Countrywide Related Entity. Likewise, Buyer shall be entitled to withdraw or debit from funds in any account maintained by any Countrywide Related Entity which are due to or being held for the benefit of Seller any amount owed by Seller to Buyer hereunder.

ARTICLE XV

INDEMNIFICATION AND EXPENSES; RECOURSE

Section 15.1 Indemnification. Seller agrees to hold Buyer, and its Affiliates and their officers, directors, employees, agents and advisors (each an “Indemnified Party”) harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, “Costs”), relating to or arising out of this Repurchase Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Repurchase Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. Without limiting the generality of the foregoing, Seller agrees to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Mortgage Loans relating to or arising out of any taxes incurred or assessed in connection with the ownership of the Mortgage Loans, that, in each case, results from anything other than the Indemnified Party’s gross negligence or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any

Mortgage Loan, Seller will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all the Indemnified Party’s costs and expenses incurred in connection with the enforcement or the preservation of Buyer’s rights under this Repurchase Agreement, any other Repurchase Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel.

Section 15.2 Expenses. Seller agrees to pay as and when billed by Buyer all of the reasonable out-of-pocket costs and expenses incurred by Buyer in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Repurchase Agreement, any other Repurchase Document or any other documents prepared in connection herewith or therewith. Seller agrees to pay as and when billed by Buyer all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including without limitation filing fees and all the reasonable fees, disbursements and expenses of counsel to Buyer which amount shall be deducted from the Purchase Price paid for the first Transaction hereunder. Subject to the limitations set forth in Section 16.1 hereof, Seller agrees to pay Buyer all the reasonable out of pocket due diligence, inspection, testing and review costs and expenses incurred by Buyer with respect to Mortgage Loans submitted by Seller for purchase under this Repurchase Agreement, including, but not limited to, those out of pocket costs and expenses incurred by Buyer pursuant to Sections 5.2 and 16.1 hereof.

Section 15.3 Full Recourse. The obligations of Seller from time to time to pay the Repurchase Price and all other amounts due under this Repurchase Agreement shall be full recourse obligations of Seller.

ARTICLE XVI

DUE DILIGENCE

Section 16.1 Periodic Due Diligence. Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Mortgage Loans and Seller, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable prior notice, unless an Event of Default shall have occurred, in which case no notice is required, to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Collateral Documents and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of Seller and/or Custodian. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Collateral Documents and the Mortgage Loans. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may purchase Mortgage Loans from Seller based solely upon the information provided by Seller to Buyer in the Purchased Mortgage Loan Schedule and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans purchased in a Transaction, including, without limitation, ordering broker’s price opinions, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. Buyer may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of Seller. Seller further agrees that Seller shall pay all out-of-pocket costs and expenses incurred by Buyer in connection with Buyer’s activities pursuant to this Section 16.1 (“Due Diligence Costs”).

ARTICLE XVII

[RESERVED]

ARTICLE XVIII

SERVICING

Section 18.1 Servicer; Servicing Agreement. Seller, on Buyer’s behalf, shall enter into the Servicing Agreement with the Servicer. Such Servicing Agreement shall include, at a minimum, (a) a recognition by the Servicer of Buyer’s interests and rights to the Purchased Mortgage Loans as provided under this Repurchase Agreement; (b) an obligation for the Servicer to service the Purchased Mortgage Loans consistent with the degree of skill and care that the Servicer customarily requires with respect to similar Mortgage Loans owned or managed by it but in no event no less than in accordance with Accepted Servicing Practices (c) an obligation to comply with all applicable Federal, State and local laws and regulations, (d) an obligation to maintain all state and federal licenses necessary for it to perform its servicing responsibilities and (e) an obligation not impair the rights of Buyer in any Purchased Mortgage Loans or any payment thereunder. Further, such Servicing Agreement shall contain express rights to allow Buyer to inspect the records of the Servicer with respect to the Purchased Mortgage Loans. Buyer may terminate the servicing of any Purchased Mortgage Loan with the then existing servicer in accordance with either Section 14.1(g) or Section 18.5 hereof. To the extent Seller shall service any Purchased Mortgage Loan, Seller shall, at a minimum, comply with the foregoing obligations of the Servicer.

Section 18.2 Escrow Funds. Seller shall hold, or cause the Servicer to hold, all escrow funds collected by Seller and/or the Servicer with respect to any Purchased Mortgage Loans in trust accounts and shall apply the same for the purposes for which such funds were collected.

Section 18.3 Collection Account. If a Collection Account is required by Buyer pursuant to Section 5.2, Seller shall deposit, or cause the Servicer to deposit, all collections received by Seller and/or the Servicer on account of the Purchased Mortgage Loans in the Collection Account no later than two (2) Business Days following receipt thereof.

Section 18.4 Servicer Notice. Seller shall provide promptly to Buyer (i) a Servicer Notice addressed to and agreed to by the Servicer of the related Purchased Mortgage Loans, advising the Servicer of such matters as Buyer may reasonably request, including, without limitation, recognition by the Servicer of Buyer’s interest in such Purchased Mortgage Loans and the Servicer’s agreement that upon receipt of notice of an Event of Default from Buyer, it will follow the instructions of Buyer with respect to the Purchased Mortgage Loans and any related Income with respect thereto.

Section 18.5 Termination. Upon the occurrence of a Default or Event of Default hereunder or a material default under the Servicing Agreement, Buyer shall have the right to immediately terminate the Servicer’s right to service the Purchased Mortgage Loans without payment of any penalty or termination fee. Seller shall cooperate, or cause the Servicer to cooperate, in transferring the servicing of the Purchased Mortgage Loans to a successor servicer appointed by Buyer in its sole discretion.

Section 18.6 Notification of Servicer Defaults. If Seller should discover that, for any reason whatsoever, any entity responsible to Seller by contract for managing or servicing any such Purchased Mortgage Loan has failed to perform fully Seller’s obligations under the Repurchase Documents or any of the obligations of such entities with respect to the Purchased Mortgage Loans, Seller shall promptly notify Buyer.

ARTICLE XIX

ASSIGNABILITY

The rights and obligations of the parties under this Repurchase Agreement and under any Transaction shall not be assigned by Seller without the prior written consent of Buyer. Subject to the foregoing, this Repurchase Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. Nothing in this Repurchase Agreement express or implied, shall give to any Person, other than the parties to this Repurchase Agreement and their successors hereunder, any benefit of any legal or equitable right, power, remedy or claim under this Repurchase Agreement. Buyer may from time to time assign all or a portion of its rights and obligations under this Repurchase Agreement and the Repurchase Documents; provided, however that Buyer shall maintain, for review by Seller upon written request, a register of assignees and a copy of an executed assignment and acceptance by Buyer and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned. Upon such assignment, (a) such assignee shall be a party hereto and to each Repurchase Document to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Buyer hereunder, and (b) Buyer shall, to the extent that such rights and obligations have been so assigned by it be released from its obligations hereunder and under the Repurchase Documents. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue to take directions solely from Buyer unless otherwise notified by Buyer in writing. Buyer may distribute to any prospective assignee any document or other information delivered to Buyer by Seller.

Buyer may sell participations to one or more Persons in or to all or a portion of its rights and obligations under this Repurchase Agreement; provided, however, that (i) Buyer’s obligations under this Repurchase Agreement shall remain unchanged, (ii) Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under this Repurchase Agreement and the other Repurchase Documents. Notwithstanding anything contained herein to the contrary, each participant of Buyer shall be entitled to the additional compensation and other rights and protections afforded Buyer hereunder to the same extent as Buyer would have been entitled to receive them with respect to the participation sold to such participant.

Buyer may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Article XIX, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to Seller or any of its Subsidiaries or to any aspect of the Transactions that has been furnished to Buyer by or on behalf of Seller or any of its Subsidiaries; provided that such assignee or participant agrees to hold such information subject to the confidentiality provisions of this Repurchase Agreement.

In the event Buyer assigns all or a portion of its rights and obligations under this Repurchase Agreement, the parties hereto agree to negotiate in good faith an amendment to this Repurchase Agreement to add agency provisions similar to those included in repurchase agreements for similar syndicated repurchase facilities; provided, however, Seller shall be under no obligation to execute any such amendment if such amendment materially alters the obligations of Seller hereunder.

ARTICLE XX

HYPOTHECATION OR PLEDGE OF PURCHASED MORTGAGE LOANS

Section 20.1 Free and Unrestricted Use. Title to all Purchased Mortgage Loans and Collateral shall pass to Buyer and Buyer shall have free and unrestricted use of all Purchased Mortgage Loans. Nothing in this Repurchase Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Mortgage Loans or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Purchased Mortgage Loans. Nothing contained in this Repurchase Agreement shall obligate Buyer to segregate any Purchased Mortgage Loans delivered to Buyer by Seller.

ARTICLE XXI

TAX TREATMENT

Section 21.1 Tax Treatment. Each party to this Repurchase Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes, to treat each Transaction as indebtedness of Seller that is secured by the Purchased Mortgage Loans and that the Purchased Mortgage Loans are owned by Seller in the absence of a Default by Seller. All parties to this Repurchase Agreement agree to such treatment and agree to take no action inconsistent with this treatment, unless required by law.

ARTICLE XXII

NOTICES AND OTHER COMMUNICATIONS

Section 22.1 Notices. Except as otherwise expressly permitted by this Repurchase Agreement, all notices, requests and other communications provided for herein (including without limitation any modifications of, or waivers, requests or consents under, this Repurchase Agreement) shall be given or made in writing (including without limitation by telecopy) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. Seller shall give prompt notice to Buyer of any change in its notice information. Except as otherwise provided in this Repurchase Agreement and except for notices given under Section 3 (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

ARTICLE XXIII

ENTIRE AGREEMENT; SEVERABILITY; SINGLE AGREEMENT

Section 23.1 Entire Agreement. This Repurchase Agreement, together with the Commitment Letter and the Repurchase Documents, constitute the entire understanding between Buyer and Seller with respect to the subject matter they cover and shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions involving Purchased Mortgage Loans. To extent there is a conflict between this Repurchase Agreement, the Repurchase Documents and the Commitment Letter, the Commitment Letter shall control. By acceptance of this Repurchase Agreement, Buyer and Seller acknowledge that they have not made, and are not relying upon, any statements, representations, promises or undertakings not contained in this Repurchase Agreement. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Section 23.2 Single Agreement. Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and that each has been entered into in consideration of the other Transactions. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transaction hereunder; (iii) that payments, deliveries, and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries, and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries, and other transfers may be applied against each other and netted and (iv) to promptly provide notice to the other after any such set off or application.

ARTICLE XXIV

GOVERNING LAW

This Repurchase Agreement shall be governed by the internal laws of the State of California without giving effect to the conflict of law principles thereof.

ARTICLE XXV

SUBMISSION TO JURISDICTION; WAIVERS

Buyer and Seller hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this repurchase agreement and the other repurchase documents, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of California, the federal courts of the United States of America for the Central District of California, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and, to the extent permitted by law, waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth under its signature below or at such other address of which Buyer shall have been notified; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

(e) Buyer and Seller hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this repurchase agreement, any other transaction document or the transactions contemplated hereby or thereby.

ARTICLE XXVI

NETTING

Section 26.1 Netting. If Buyer and Seller are “financial institutions” as now or hereinafter defined in Section 4402 of Title 12 of the United States Code (“Section 4402”) and any rules or regulations promulgated thereunder,

(a) All amounts to be paid or advanced by one party to or on behalf of the other under this Repurchase Agreement or any Transaction hereunder shall be deemed to be “payment obligations” and all amounts to be received by or on behalf of one party from the other under this Repurchase Agreement or any Transaction hereunder shall be deemed to be “payment entitlements” within the meaning of Section 4402, and this Repurchase Agreement shall be deemed to be a “netting contract” as defined in Section 4402.

(b) The payment obligations and the payment entitlements of the parties hereto pursuant to this Repurchase Agreement and any Transaction hereunder shall be netted as follows. In the event that either party (the “Defaulting Party”) shall fail to honor any payment obligation under this Repurchase Agreement or any Transaction hereunder, the other party (the “Nondefaulting Party”) shall be entitled to reduce the amount of any payment to be made by the Nondefaulting Party to the Defaulting Party by the amount of the payment obligation that the Defaulting Party failed to honor.

ARTICLE XXVII

CONFIDENTIALITY

Section 27.1 Confidentiality. Buyer and Seller hereby acknowledge and agree that all written or computer-readable information provided by one party to any other regarding the terms set forth in any of the Repurchase Documents or the Transactions contemplated thereby (the “Confidential Terms”) shall be kept confidential and shall not be divulged to any party without the prior written consent of such other party except to the extent that (i) it is necessary to do so in working with its consultants, legal counsel, auditors, taxing authorities or other governmental agencies or regulatory bodies or in order to comply with any applicable federal or state laws, (ii) any of the Confidential Terms are in the public domain other than due to a breach of this covenant, or (iii) in the event of an Event of Default Buyer determines such information to be necessary or desirable to disclose in connection with the marketing and sales of the Purchased Mortgage Loans or otherwise to enforce or exercise Buyer’s rights hereunder. The provisions set forth in this Section 27.1 shall survive the termination of this Repurchase Agreement.

ARTICLE XXVIII

INTENT

Section 28.1 Intent. The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States

Code, as amended (except insofar as the type of Mortgage Loans subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

Section 28.2 Right to Liquidate. It is understood that either party’s right to liquidate Mortgage Loans delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

Section 28.3 Insured Depository Institution. The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

Section 28.4 Netting Contract. It is understood that this Repurchase Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

ARTICLE XXIX

DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

Section 29.1 Disclosure. The parties acknowledge that they have been advised that:

(a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

ARTICLE XXX

MISCELLANEOUS

Section 30.1 Counterparts. This Repurchase Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Repurchase Agreement by signing any such counterpart.

Section 30.2 Authorizations. Any of the persons whose signatures and titles appear on Schedule 4 are authorized, acting singly, to act for Seller or Buyer, as the case may be, under this Repurchase Agreement.

Section 30.3 Captions. The captions and headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Repurchase Agreement.

Section 30.4 No Waivers, Etc. No failure on the part of Buyer to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Repurchase Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Repurchase Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law. An Event of Default shall be deemed to be continuing unless expressly waived by Buyer in writing.

Section 30.5 Survival of Representations. Each representation and warranty made or deemed to be made by entering into a Transaction, herein or pursuant hereto shall survive the making of such representation and warranty, and Buyer shall not be deemed to have waived any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that Buyer may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time the Transaction was made. Notwithstanding any such termination or the occurrence of an Event of Default, all of the representations and warranties and covenants hereunder shall continue and survive. The obligations of Seller under Article XV hereof shall survive the termination of this Repurchase Agreement.

Section 30.6 Acknowledgment. Seller hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Repurchase Agreement and the other Repurchase Documents;

(b) Buyer has no fiduciary relationship to Seller; and

(c) no joint venture exists between Buyer and Seller.

Section 30.7 Integration. This Repurchase Agreement, together with the other Repurchase Documents, and all other documents executed pursuant to the terms hereof and thereof, constitute the entire agreement between the parties with respect to the subject matter hereof.

Section 30.8 Amendments. No modification, waiver, amendment, discharge or change of this Repurchase Agreement shall be valid unless the same is in writing and signed by the party against whom the enforcement of such modification, waiver, amendment, discharge or change is sought.

Section 30.9 Remedies Cumulative. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies that Seller or Buyer would otherwise have. No notice or demand on Seller in any case shall entitle Seller to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Buyer to any other or further action in any circumstances without notice or demand.

Section 30.10 Successors and Assigns. The terms and provisions of this Repurchase Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 30.11 Invalidity. In case any one or more of the provisions contained in this Repurchase Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had not been included.

Section 30.12 Additional Instruments. Seller shall execute and deliver such further instruments and shall do and perform all matters and things necessary or expedient to be done or observed for the purpose of effectively creating, maintaining and preserving the security and benefits intended to be afforded by this Repurchase Agreement.

Section 30.13 Notices. All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder shall be in writing and shall be mailed (first class, return receipt requested and postage prepaid) or delivered in person or by overnight delivery service or by facsimile, addressed to the respective parties hereto at their respective addresses set forth below or, as to any such party, at such other address as may be designated by it in a notice to the other:

If to Seller:	That address set forth in the Commitment Letter

If to Buyer:	Countrywide Warehouse Lending
8511 Fallbrook Avenue Mail Stop:WH-51F
West Hills, CA 91304
Attn: Chief Operating Officer
Facsimile No: (818) 316-8841

All notices shall be conclusively deemed to have been properly given or made when duly delivered, if delivered in person or by overnight delivery service, or on the third (3rd) Business Day after being deposited in the mail, if mailed in accordance herewith, or upon transmission by the receiving party of a facsimile confirming receipt, if delivered by facsimile.

Section 30.14 Joint and Several Liability of Each Seller. To the extent there is more than one Person which is named as a Seller under this Repurchase Agreement, each such Person shall be jointly and severally liable for the rights, covenants, obligations and warranties and representations of the “Seller” as contained herein and the actions of any Person or third party shall in no way affect such joint and several liability.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have entered into this Repurchase Agreement as of the date set forth above.

BUYER:

COUNTRYWIDE WAREHOUSE LENDING, as Buyer

By:
Name:
Title:

SELLER:

TABERNA REALTY HOLDINGS TRUST, as Seller

By:
Jack E. Salmon
Executive Vice President, Chief Financial Officer and Treasurer

SCHEDULE 1

REPRESENTATIONS AND WARRANTIES RE: MORTGAGE LOANS

Seller represents and warrants to Buyer, with respect to each Mortgage Loan, that as of the Purchase Date for the purchase of any Purchased Mortgage Loans by Buyer from Seller and as of the date of this Repurchase Agreement and any Transaction hereunder and at all times while the Repurchase Documents and any Transaction hereunder is in full force and effect, that the representations and warranties as contained in Section 3.02 of that certain Mortgage Purchase and Servicing Agreement dated as of October 31, 2005 by and between Seller and Countrywide Home Loans, Inc. are true and correct in all material respects. For purposes of this Schedule 1 and the representations and warranties referenced herein, a breach of a representation or warranty shall be deemed to have been cured with respect to a Mortgage Loan if and when Seller has taken or caused to be taken action such that the event, circumstance or condition that gave rise to such breach no longer adversely affects such Mortgage Loan. With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by Seller or Buyer that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

S1-1

SCHEDULE 2

EXISTING INDEBTEDNESS

[attached]

S2-1

SCHEDULE 3

UCC FILING JURISDICTIONS

Maryland

S3-1

SCHEDULE 4

AUTHORIZED REPRESENTATIVES

SELLER NOTICES

Name:	Address:
Telephone:
Facsimile:

SELLER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

Name	Title	Signature

S4-1

BUYER NOTICES

Name: Attention:	Address:	Countrywide Warehouse Lending
Telephone: [ ]		[ADDRESS]
Facsimile: [ ]

BUYER AUTHORIZATIONS

Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Buyer under this Agreement:

Name	Title	Signature

S4-2

SCHEDULE 5

RESPONSIBLE OFFICERS

Responsible Officers

S5-1

EXHIBIT A

[Intentionally Left Blank]

Ex. A-1

EXHIBIT B

FORM OF COLLECTION ACCOUNT CONTROL AGREEMENT

COLLECTION ACCOUNT CONTROL AGREEMENT, dated as of [            ], 200[__], among Countrywide Warehouse Lending (the “Buyer”), [            ] (the “Seller”) and [            ] (the “Bank”).

WHEREAS, Seller and Buyer have entered into that certain Repurchase Agreement, dated as of [            ], 200[__], (the “Repurchase Agreement”) pursuant to which Buyer may enter into a Transaction (as defined therein) secured by, among other things, the payments made on account of Purchased Mortgage Loans sold to Buyer under the Repurchase Agreement (“Distributions”);

WHEREAS, Seller (the “Seller”) has established that certain Collection Account, Acct. No. [            ], subject to the security interest of Buyer, ABA #[            ], which account is maintained in the name of Seller with the Bank pursuant to the Repurchase Agreement (the “Collection Account”);

WHEREAS, pursuant to the Transaction, all Distributions are required to be deposited into the Collection Account identified below upon receipt by Seller; and

WHEREAS, Seller has granted to Buyer a security interest in the Collection Account and all amounts held therein;

NOW, THEREFORE, the parties hereby agree as follows:

Section 1. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings assigned in the Repurchase Agreement.

Section 2. Transfers To and From Collection Account; Control. The parties agree that: (a) Distributions received by the Bank for credit to the Collection Account are, except as provided below, for application as instructed by Seller; (b) the Bank shall transfer funds from the Collection Account in accordance with such instructions until the Bank receives notice from Buyer that an event of default has occurred and is continuing under the Repurchase Agreement (a “Notice of Event of Default”); and (c) upon the Bank’s receipt of a Notice of Event of Default, the Bank shall (i) in no event (A) transfer funds from the Collection Account to Seller, (B) act on the instruction of Seller, or (C) cause or permit withdrawals from the Collection Account in any manner not approved by Buyer in writing and (ii) comply with instructions originated by Buyer concerning the disposition of funds in the Collection Account without further consent of Seller.

Ex. B-1

Section 3. Collection Account. The Bank hereby confirms and agrees that:

(a) The Bank shall not change the name or account number of the Collection Account without the prior written consent of Buyer;

(b) The Collection Account is a “deposit account” (within the meaning of Section 9-102(a)(29) of the Uniform Commercial Code (the “UCC”));

(c) Without limitation on Buyer’s rights under Section 2 above, the Bank shall comply with any stop payment orders given by Buyer with respect to items presented for payment by Seller;

(d) There are no other agreements entered into between the Bank and Seller with respect to the Collection Account;

(e) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with any other person relating to the Collection Account and/or any funds held therein pursuant to which it has agreed, or will agree, to comply with orders or instructions of such other person; and

(f) It has not entered into, and until the termination of this Agreement will not enter into, any agreement with Seller purporting to limit or condition the obligation of the Bank to comply with orders and other instructions of Buyer as set forth in Sections 2(c)(ii) and 3(c) above.

Section 4. Subordination of Lien; Waiver of Set-Off. (a) In the event that the Bank has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Collection Account or any funds held therein, the Bank hereby agrees that such security interest shall be subordinate to the security interest of Buyer. The funds and other items deposited to the Collection Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than Buyer (except that the Bank may set off (i) all amounts due to the Bank in respect of customary fees and expenses for the routine maintenance and operation of the Collection Account and (ii) the face amount of any checks which have been credited to the Collection Account but are subsequently returned unpaid because of uncollected or insufficient funds, or (iii) other returned items or mistakes made in crediting the Collection Account).

(b) Seller hereby authorizes the Bank, without prior notice, from time to time to debit any other account Seller may have with the Bank for the amount due the Bank hereunder.

Section 5. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. REGARDLESS OF ANY PROVISION IN ANY OTHER AGREEMENT, FOR PURPOSES OF THE UCC, CALIFORNIA SHALL BE DEEMED TO BE THE “BANK’S JURISDICTION.”

Ex. B-2

Section 6. Conflict with Other Agreements. (a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement between Seller and the Bank now existing or hereafter entered into, the terms of this Agreement shall prevail.

(b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

Section 7. Adverse Claims. Except for the claims and interest of Buyer and of Seller in the Collection Account, the Bank does not know of any claim to, or interest in, the Collection Account or in funds held therein. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Collection Account or against any funds held therein, the Bank will promptly notify Buyer and Seller thereof.

Section 8. Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law.

Section 9. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed, to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received, or three days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below:

[Seller]:

[ADDRESS]

Attention:

Fax:

Telephone:

with copies to Buyer at the address below

Buyer:

Countrywide Warehouse Lending

[ADDRESS]

Attention:

Fax:

Telephone:

Ex. B-3

Bank:

[ADDRESS]

Attention:  _________________________

Fax:  ______________________________

Telephone:  ________________________

Any party may change its address for notices in the manner set forth above.

Section 10. Termination. The obligations of the Bank to Buyer pursuant to this Agreement shall continue in effect until Buyer has notified the Bank of such termination in writing. Buyer agrees with Seller to provide Notice of Termination in substantially the form of Exhibit A hereto to the Bank on or after the termination of Buyer’s security interest in the Collection Account pursuant to, or as otherwise provided by, the terms of the Repurchase Agreement.

Section 11. Limitation of Liability; Indemnification of the Bank. Seller and Buyer hereby agree that (a) the Bank is released from any and all liabilities to Seller and Buyer arising from the terms of this Agreement and the compliance of the Bank with the terms hereof, except to the extent that such liabilities arise from the Bank’s bad faith, willful misconduct or negligence and (b) Seller, its successors and assigns shall at all times indemnify and save harmless the Bank from and against any loss, liability or expense incurred without bad faith, willful misconduct or negligence on the part of the Bank, its officers, directors and agents, arising out of or in connection with the execution and performance of this Agreement or the maintenance of the Collection Account, including the costs and expenses of defending themselves against any claim or liability in connection with the performance of any of their powers or duties hereunder, until the termination of this Agreement.

Section 12. Counterparts. This Agreement may be executed may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

[SIGNATURE PAGES FOLLOW]

Ex. B-4

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Collection Account Control Agreement, all as of the day and year first above written.

[SELLER], as Seller

By:
Name:
Title:

COUNTRYWIDE WAREHOUSE LENDING, as Buyer,

By:
Name:
Title:

[BANK], as Bank

By:
Name:
Title:

Ex. B-5

Exhibit A to

Collection Account Control Agreement

[LETTERHEAD OF BUYER]

[Date]

[Bank]

Attention: __________________

Re:	Notice of Termination of Collection Account Control Agreement

You are hereby notified that the Collection Account Control Agreement, dated as of [                                 ], 200[    ], a copy of which is attached (the “Agreement”), among you, the undersigned and [                        ] (the “Seller”) is terminated and you have no further obligations to the undersigned pursuant to the Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to the Collection Account from Seller. This notice terminates any obligations you may have to the undersigned with respect to the Collection Account; provided, however, that nothing contained in this notice shall alter any obligations which you may otherwise owe to the undersigned pursuant to any other agreement.

Very truly yours, COUNTRYWIDE WAREHOUSE LENDING, as Buyer

By:
Name:
Title:

Ex. B-6

EXHIBIT C

[Intentionally left blank]

Ex. C-1

EXHIBIT D

Collateral Documents

(a) The original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of                      without recourse” and signed in the name of the last endorsee (the “Last Endorsee”) by an authorized Person (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Mortgage Loan was acquired or originated by the Last Endorsee while doing business under another name, the signature must be in the following form: “[Last Endorsee], formerly known as [previous name]”).

(b) The original of the guarantee executed in connection with the Mortgage Note (if any).

(c) The original Mortgage with evidence of recording thereon, or a copy thereof together with an Officer’s Certificate of Seller certifying that such represents a true and correct copy of the original and that such original has been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(d) The originals of all assumption, modification, consolidation or extension agreements with evidence of recording thereon, or copies thereof together with an Officer’s Certificate of Seller certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(e) The original Assignment of Mortgage in blank for each Mortgage Loan, in form and substance acceptable for recording and signed in the name of the Last Endorsee (in the event that the Mortgage Loan was acquired by the Last Endorsee in a merger, the signature must be in the following form: “[Last Endorsee], successor by merger to [name of predecessor]”; in the event that the Mortgage Loan was acquired or originated while doing business under another name, the signature must be in the following form: “[Last Endorsee], formerly known as [previous name]”).

(f) The originals of all intervening assignments of mortgage with evidence of recording thereon, showing an unbroken chain of title from the originator thereof to the Last Endorsee or copies thereof together with an Officer’s Certificate of Seller certifying that such represent true and correct copies of the originals and that such originals have each been submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.

(g) The original attorney’s opinion of title and abstract of title or the original mortgagee title insurance policy, or if the original mortgagee title insurance policy has not been issued, the irrevocable commitment to issue the same.

Ex. D-1

(h) The original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage Loan.

(i) With respect to a Mortgage Loan that is covered by a Primary Insurance Policy, a certified copy of such Primary Mortgage Insurance Policy or evidence of delegated underwriter approval.

Ex. D-2

EXHIBIT E

Underwriting Guidelines

Ex. E-1

EXHIBIT F

Guarantor’s Officer’s Certificate

I,                                         , do hereby certify that I am duly elected, qualified and authorized officer of Taberna Realty Finance Trust (“Guarantor”). This Certificate is delivered to you in connection with Section 12.4(c) of the Master Repurchase Agreement dated as of October 31, 2005, by and between Taberna Realty Holdings Trust and Countrywide Warehouse Lending (the “Agreement”). I hereby certify that, as of the date of the financial statements attached hereto and as of the date hereof, Seller is and has been in compliance with all the terms of the Agreement and, without limiting the generality of the foregoing, I certify that:

(i) Maintenance of Tangible Net Worth. Taberna Realty Finance Trust and its consolidated subsidiaries have maintained a Tangible Net Worth of not less than $300,000,000.

(ii) Maintenance of Ratio of Indebtedness to Tangible Net Worth. Taberna Realty Finance Trust and its consolidated subsidiaries have maintained the ratio of Indebtedness to Tangible Net Worth no greater than 15:1.

(iii) No Default or Event of Default has occurred or is continuing. If any Default or Event of Default has occurred and is continuing, Guarantor or Seller shall describe the same in reasonable detail and describe the action Guarantor or Seller has taken or proposes to take with respect thereto.

(iv) Attached hereto as Schedule 1 is a true and correct list of all Mortgage Loans purchased by Buyer and held by Custodian pending repurchase.

IN WITNESS WHEREOF, I have set my hand this          day of             ,             .

By:
Name:
Title:

Ex. F-1

EXHIBIT G

FORM OF SERVICER NOTICE

[Date]

[                                         ], as Servicer

[ADDRESS]

Attention:

Re:	Master Repurchase Agreement, dated as of [ ], 200[__] (the “Repurchase Agreement”), by and among [ ] (the “Seller”) and Countrywide Warehouse Lending (the “Buyer”).

Ladies and Gentlemen:

[                                         ] (the “Servicer”) is servicing certain mortgage loans for Seller pursuant to that certain Servicing Agreement between the Servicer and Seller. Pursuant to the Repurchase Agreement between Buyer and Seller, the Servicer is hereby notified that Seller has pledged to Buyer certain mortgage loans which are serviced by Servicer which are subject to a security interest in favor of Buyer.

Upon receipt of a Notice of Event of Default from Buyer in which Buyer shall identify the mortgage loans which are then pledged to Buyer under the Repurchase Agreement (the “Mortgage Loans”), the Servicer shall segregate all amounts collected on account of such Mortgage Loans, hold them in trust for the sole and exclusive benefit of Buyer, and remit such collections in accordance with Buyer’s written instructions. Following such Notice of Event of Default, Servicer shall follow the instructions of Buyer with respect to the Mortgage Loans, and shall deliver to Buyer any information with respect to the Mortgage Loans reasonably requested by Buyer.

Notwithstanding any contrary information which may be delivered to the Servicer by Seller, the Servicer may conclusively rely on any information or Notice of Event of Default delivered by Buyer, and Seller shall indemnify and hold the Servicer harmless for any and all claims asserted against it for any actions taken in good faith by the Servicer in connection with the delivery of such information or Notice of Event of Default.

Ex. G-1

Please acknowledge receipt of this instruction letter by signing in the signature block below and forwarding an executed copy to Buyer promptly upon receipt. Any notices to Buyer should be delivered to the following addresses: Countrywide Warehouse Lending, [ADDRESS]; Attention:; Telephone: [            ]; Facsimile: [            ].

Very truly yours, [________________________]

By:
Name:
Title:

ACKNOWLEDGED:

[________________________],

as Servicer

By:
Title:
Telephone:
Facsimile:

Ex. G-2

EXHIBIT H

FORM OF BAILEE AGREEMENT

THIS BAILEE AGREEMENT (the “Agreement”) is made and entered into as of [DATE], by and between Countrywide Warehouse Lending (“Countrywide”) and [INVESTOR] (“Investor”).

RECITALS

A.	Investor and one or more Companies (as defined below) have entered into or will enter into one or more purchase contracts or purchase commitments (“Purchase Contracts”) pursuant to which Investor proposes to purchase from each such Company certain residential mortgage loans and the mortgage note and other mortgage loan documentation relating thereto (the “Collateral”). For purposes of this Agreement, the term “Company” shall mean the various legal entities who have each separately entered into a master repurchase agreement with Countrywide (the “Repurchase Agreement”).

B.	Countrywide has a security interest in the Collateral and has, or will have, possession and control of the Collateral during the time that Companies are attempting to sell the Collateral to Investor.

C.	Companies may, from time to time, request that Countrywide deliver, or cause to be delivered, to Investor the Collateral relating to certain mortgage loans so that Investor may inspect such Collateral prior to the purchase of the related mortgage loans by Investor. Provided that such request is approved by Countrywide, Countrywide will ship the specific Collateral to Investor.

D.	In connection with the shipping of Collateral to Investor, a Bailee Letter (as defined below) may be issued and attached to the Collateral package. Such Bailee Letter will contain, among other things, the specific Company’s name and a schedule identifying the related Collateral being shipped. In addition, the Bailee Letter will incorporate by reference the terms and conditions of this Agreement as governing Investor’s possession and use of such Collateral.

NOW, THEREFORE, in consideration of the agreements set forth herein and for other good and valuable consideration, the parties hereto agree as follows:

1.	Delivery of Collateral. Upon written request from a Company, and provided that such request is approved by Countrywide, Countrywide may, from time to time, deliver Collateral to Investor to be held by Investor as bailee for the exclusive benefit of Countrywide. Collateral shall be delivered to Investor at the following address or such other address as Investor may designate in writing to Countrywide:

Investor Name:
Address:
City, State, Zip:
Attn:

Ex. H-1

Enclosed with each such delivery of Collateral may be a bailee letter (a “Bailee Letter”) substantially in the form of Schedule 1 to this Agreement; provided, however, that the failure of any Collateral package to include a Bailee Letter shall not in any way affect Countrywide’s liens and security interests in the Collateral or the applicability of the terms and conditions of this Agreement to such Collateral.

2.	Acknowledgment of Security Interest; Investor as Bailee. Investor hereby acknowledges the liens and security interests of Countrywide in and to any Collateral received by Investor, including, without limitation, the liens and security interests that arise as a result of the Repurchase Agreement, the Uniform Commercial Code (“UCC”) and applicable law. Investor hereby agrees to hold such Collateral as bailee for the exclusive benefit of Countrywide pursuant to the applicable provisions of the UCC and upon the terms and conditions set forth herein.

3.	Termination of Obligations. Investor’s obligations as bailee with respect to any Collateral received by Investor shall terminate without further action by any party at such time as Investor has either (a) purchased such Collateral by remitting in full and without set-off of any kind unrelated to the underlying mortgage loan the Purchase Price (as defined below) with respect to such Collateral by wire transfer in immediately available funds to the account of Countrywide specified below, or specifically to such other account as Countrywide may designate in writing to Investor, and such funds have been received in such account or (b) delivered and returned the Collateral to Countrywide or its designee at the address set forth below, or such other address as Countrywide may designate in writing to Investor. For purposes of this Agreement, the term “Purchase Price” shall equal the sum of (i) the product of the unpaid principal balance of the related mortgage loan multiplied by the purchase price percentage, as specified in the applicable Purchase Contract, including without limitation any service release premium or premium points due; and (ii) accrued but unpaid interest. Payment of the Purchase Price to an account other than one specified by Countrywide in writing shall not constitute payment hereunder, and the Collateral shall remain subject to the liens and security interest granted to Countrywide and the other restrictions set forth in paragraph 4 below.

Instructions for wire transfer of funds:
Bank:	Bank of New York
ABA No.:	021000018
Account No.:	8900404337
Attention:	CWL
Reference:	Company’s Name

Address for return of Collateral:
Countrywide Home Loans, Inc.
8511 Fallbrook Avenue MSN: WH-53A
West Hills, CA 91304
Attention: CWL Custodian

4.

Restrictions on Use of Collateral. Until such time as any Collateral received by Investor has been purchased by Investor in accordance with the Purchase Contract and the Purchase Price has been remitted and received in full by Countrywide as set forth in paragraph 3 above, Investor acknowledges and agrees that (a) such Collateral shall

Ex. H-2

remain subject to the liens and security interests granted to Countrywide, (b) such Collateral shall be held by Investor only for Investor’s inspection and shall not be delivered or released to any party, including, without limitation, Company, other than as agreed in writing by Countrywide and (c) Investor will act only in accordance with Countrywide’s instructions with respect to such Collateral.

5.	Termination of Security Interest. Upon receipt by Countrywide of the Purchase Price in full with respect to any Collateral held by Investor, in immediately available funds in the account specified in paragraph 3 above, and by the related Company of a purchase advice relating to such wire transfer, Countrywide’s security interest in such Collateral so purchased shall automatically terminate and be cancelled and released without notice or demand or further action by the parties.

6.	Return of Collateral. Until such time Countrywide has received the Purchase Price in full with respect to any Collateral held by Investor, Countrywide shall have the right, upon written notice to Investor, to require Investor to deliver such Collateral to Countrywide within two (2) business days after receipt of such notice at the address set forth in paragraph 3 above.

7.	No Adjustments to Purchase Price. Investor agrees that the Purchase Price paid to Countrywide and Countrywide with respect to any particular Collateral shall not be reduced or offset for any reason, including, without limitation, reductions and/or offsets unrelated to the Collateral, without the prior written approval of Countrywide and Countrywide; provided, however, that the Purchase Price may be reduced by Investor without the prior written approval of Countrywide and Countrywide to the extent price reductions to the Collateral are specifically permitted in the related Purchase Contract and provided that the resulting Purchase Price reflects the reasonable fair market value of the Collateral. Notwithstanding anything contained herein to the contrary, in no event shall Countrywide and Countrywide be deemed to have released their respective security interests in any Collateral if the related Purchase Price was reduced or offset by Investor without the prior written approval of Countrywide and Countrywide except as expressly permitted herein.

8.	Counterparts. This Agreement may be executed in any number of counterparts, each of which counterpart when executed and delivered shall be an original, but together shall constitute one and the same instrument. Facsimile signatures shall be deemed the same as originals.

9.	Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of California, without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COUNTRYWIDE:	COUNTRYWIDE WAREHOUSE LENDING

By:
Name:
Title:

Ex. H-3

INVESTOR:	[INVESTOR]

By:
Name:
Title:
Date:

Ex. H-4

Schedule 1

Countrywide Warehouse Lending Letterhead

[DATE]

Investor Name (“Investor”)

Address

City, State and Zip code

Attention: Investor Contact

Re:	[COMPANY NAME]

Dear Investor:

Countrywide Warehouse Lending (“Countrywide”) has been advised of an impending sale of certain mortgage loans from [COMPANY] (“Company”) to Investor. In connection with such impending sale, Company has requested that Countrywide ship, or cause to be shipped, the original mortgage note(s) and supporting collateral documentation related to some or all of such mortgage loans (as summarized on the attached schedule, collectively, the “Collateral”). In accordance with the terms and conditions of that certain Bailee Agreement dated [DATE], by and between Countrywide and Investor (the “Bailee Agreement”), by receipt of the enclosed Collateral, Investor hereby agrees to the following:

(1) Investor acknowledges that the Collateral is subject to the liens and security interests of Countrywide as discussed in the Bailee Agreement;

(2) Investor agrees to hold the Collateral as bailee for the exclusive benefit of Countrywide subject to the terms of the Bailee Agreement; and

(3) Investor agrees to:

(a) Remit in full to Countrywide the Purchase Price relating to the Collateral as referenced in paragraph 3 of the Bailee Agreement using the following wire instructions:

Bank of New York

ABA#021000018

Credit: Countrywide Warehouse Lending – Payoff Account

Account #8900404337

Please reference the seller’s and mortgagor’s name whenever possible.

and

(b) Upon request, if the Collateral has not yet been purchased by Investor, immediately return the Collateral to Countrywide at the following address:

Countrywide Home Loans, Inc.

8501 Fallbrook Avenue, (MS: WH-53A)

West Hills, CA 91304

Attention: CWL Collateral Custodian

Ex. H-5

If you have any questions, please call 818-316-8000.

Sincerely,

By:
Name:
Title:

Ex. H-6

EXHIBIT I

FORM OF ELECTRONIC TRACKING AGREEMENT

ELECTRONIC TRACKING AGREEMENT

THIS ELECTRONIC TRACKING AGREEMENT dated as of [DATE] (this “Agreement”) among Countrywide Warehouse Lending (“Buyer”), MERSCORP, Inc. (“Electronic Agent”), Mortgage Electronic Registration Systems, Inc. (“MERS”) and [INSERT NAME OF SELLER] (“Seller”).

WHEREAS, Buyer has agreed to purchase certain mortgage loans (the “Mortgage Loans”) from Seller pursuant to the terms and conditions of that Master Repurchase Agreement dated as of [DATE], by and between Buyer and Seller, as amended from time to time (collectively, the “Repurchase Agreement”).

WHEREAS, Seller is obligated to complete all actions necessary to cause the issuance and delivery to Buyer or its custodian of the Mortgage Notes (the “Mortgage Notes”), and

WHEREAS, Buyer and Seller desire to have certain Mortgage Loans registered on the MERS® System (defined below) such that the mortgagee of record under each Mortgage (defined below) shall be identified as MERS;

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1. Definitions.

Capitalized terms used in this Agreement shall have the meanings ascribed to them below.

“Affected Loans” shall have the meaning assigned to such term in Section 4(b).

“Assignment of Mortgage” shall mean, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related mortgaged property is located to effect the assignment of the Mortgage upon recordation.

“Event of Default” shall mean an “Event of Default” as defined in the Repurchase Agreement.

“MERS Procedures Manual” shall mean the MERS Procedures Manual attached as Exhibit B hereto, as it may be amended from time to time.

“MERS Designated Mortgage Loan” shall have the meaning assigned to such term in Section 3.

Ex. I-1

“MERS® System” shall mean the Electronic Agent’s mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

“Mortgage” shall mean a lien, mortgage or deed of trust securing a Mortgage Note.

“Mortgage Loan” shall mean each mortgage loan that is pledged by Seller to Buyer.

“Mortgage Loan Documents” shall mean the originals of the Mortgage Notes and other documents and instruments.

“Mortgage Note” shall mean a promissory note or other evidence of indebtedness of the obligor thereunder, representing a Mortgage Loan, and secured by the related Mortgage.

“Mortgagor” shall mean the obligor on a Mortgage Note.

“Notice of Default” shall mean a notice from Buyer that an Event of Default has occurred and is continuing.

“Opinion of Counsel” shall mean a written opinion of counsel in form and substance reasonably acceptable to Buyer.

“Person” shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

2. Appointment of the Electronic Agent.

Buyer and Seller, by execution and delivery of this Agreement, each does hereby appoint MERSCORP, Inc. as the Electronic Agent, subject to the terms of this Agreement, to perform the obligations set forth herein.

MERSCORP, Inc., by execution and delivery of this Agreement, does hereby (i) agree with Buyer and Seller subject to the terms of this Agreement to perform the services set forth herein, and (ii) accept its appointment as the Electronic Agent.

3. Designation of MERS as Mortgagee of Record; Designation of Investor and Servicer of Record in MERS.

Seller has designated or shall designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record with respect to certain Mortgage Loans, and in accordance with the MERS Procedures Manual, Seller has designated or shall designate Seller as the servicer or subservicer in the MERS® System for each such Mortgage Loan (each such Mortgage Loan, upon such designation by MERS, a “MERS Designated Mortgage Loan”).

Ex. I-2

4. Obligations of the Electronic Agent.

The Electronic Agent shall ensure that MERS, as the mortgagee of record under each MERS Designated Mortgage Loan, shall promptly forward all properly identified notices MERS receives in such capacity to the person or persons identified in the MERS® System as the servicer or if a subservicer is identified in the MERS® System, the subservicer for such MERS Designated Mortgage Loan.

Upon receipt of a Notice of Default, in the form of Exhibit C, from Buyer in which Buyer shall identify the MERS Designated Mortgage Loans with respect to which Seller’s right to act as servicer or subservicer thereof has been terminated by Buyer (the “Affected Loans”), the Electronic Agent shall modify the investor fields and/or servicer fields to reflect the investor and/or servicer on the MERS® System as Buyer or Buyer’s designee with respect to such Affected Loans. Following such Notice of Default, the Electronic Agent shall follow the instructions of Buyer with respect to the Affected Loans without further consent of Seller, and shall deliver to Buyer any documents and/or information (to the extent such documents or information are in the possession or control of the Electronic Agent) with respect to the Affected Loans requested by Buyer.

Upon Buyer’s request and instructions, and at Seller’s sole cost and expense, the Electronic Agent shall deliver to Buyer or Buyer’s designee, with respect to each Affected Loan as to which a request is made, an Assignment of Mortgage from MERS, in blank, in recordable form but unrecorded; provided, however, that the Electronic Agent shall not be required to comply with the foregoing unless the costs and expenses of doing so shall be paid by Seller or a third party.

Upon the reasonable request of Buyer, the Electronic Agent shall review the field designated “interim funder” and shall remove any Person who is identified in the field designated “interim funder”. The Electronic Agent shall then leave the “interim funder” field blank.

In the event that (i) Seller, the Electronic Agent or MERS shall be served by a third party with any type of levy, attachment, writ or court order with respect to any MERS Designated Mortgage Loan or (ii) a third party shall institute any court proceeding by which any MERS Designated Mortgage Loan shall be required to be delivered otherwise than in accordance with the provisions of this Agreement, the Electronic Agent shall promptly deliver or cause to be delivered to the other parties to this Agreement copies of all court papers, orders, documents and other materials concerning such proceedings.

Upon the request of Buyer, the Electronic Agent shall run a query with respect to any and all specified fields with respect to any or all of the MERS Designated Mortgage Loans and, if requested by Buyer, shall change the information in such fields in accordance with Buyer’s instructions.

MERS, as mortgagee of record for the MERS Designated Mortgage Loans, shall take all such actions as may be required by a mortgagee in connection with servicing the MERS Designated Mortgage Loans at the request of the applicable servicer identified on the MERS® System, including, but not limited to, executing and/or recording, any modification, waiver,

Ex. I-3

subordination agreement, instrument of satisfaction or cancellation, partial or full release, discharge or any other comparable instruments, at the sole cost and expense of Seller.

MERS shall cause certain officers of Buyer to be appointed officers of MERS with respect to the MERS Designated Mortgage Loans, with the power to wield all of the powers specified in the form of corporate resolution used to appoint such officer attached hereto as Exhibit D.

5. Access to Information.

Upon Buyer’s request, the Electronic Agent shall furnish Buyer or its auditors information in its possession with respect to the MERS Designated Mortgage Loans and shall permit them to inspect the Electronic Agent’s and MERS’ records relating to the MERS Designated Mortgage Loans at all reasonable times during regular business hours.

6. Representations of the Electronic Agent and MERS.

The Electronic Agent and MERS hereby represent and warrant as of the date hereof that:

(a) each of the Electronic Agent and MERS has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under this Agreement, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement;

(b) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement;

(c) this Agreement has been duly executed and delivered on behalf of the Electronic Agent and MERS and constitutes a legal, valid and binding obligation of the Electronic Agent and MERS enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law);

(d) the Electronic Agent and MERS will maintain at all times insurance policies for fidelity and errors and omissions in amounts of at least three million dollars ($3,000,000) and five million dollars ($5,000,000) respectively, and a certificate and policy of the insurer shall be furnished to Buyer upon request and shall contain a statement of the insurer that such insurance will not be terminated prior to 30 days’ written notice to Buyer.

7. Covenants of MERS.

MERS shall (a) not incur any indebtedness other than in the ordinary course of its business, (b) not engage in any dissolution, liquidation, consolidation, merger or sale of assets, (c) not engage in any business activity in which it is not currently engaged, (d) not take any

Ex. I-4

action that might cause MERS to become insolvent, (e) not form, or cause to be formed, any subsidiaries, (f) maintain books and records separate from any other person or entity, (g) maintain its bank accounts separate from any other person or entity, (h) not commingle its assets with those of any other person or entity and hold all of its assets in its own name, (i) conduct its own business in its own name, (j) pay its own liabilities and expenses only out of its own funds, (k) observe all corporate formalities, (l) enter into transactions with affiliates only on each such transaction is intrinsically fair, commercially reasonable, and on the same terms as would be available in an arm’s length transaction with a person or entity that is not an affiliate, (m) pay the salaries of its own employees from its own funds, (n) maintain a sufficient number of employees in light of its contemplated business operations, (o) not guarantee or become obligated for the debts of any other entity or person, (p) not hold out its credit as being available to satisfy the obligation of any other person or entity, (q) not acquire the obligations or securities of its affiliates or owners, including partners, members or shareholders, as appropriate, (r) not make loans to any other person or entity or buy or hold evidence of indebtedness issued by any other person or entity (except for cash and investment-grade securities), (s) allocate fairly and reasonably any overhead expenses that are shared with an affiliate, including paying for office space and services performed by any employee of any affiliate, (t) use separate stationery, invoices, and checks bearing its own name, (u) not pledge its assets for the benefit of any other person or entity, (v) hold itself out as a separate identity, (w) correct any known misunderstanding regarding its separate identity, (x) not identify itself as a division of any other person or entity, and (y) maintain adequate capital in light of its contemplated business operations.

MERS agrees that in no event shall MERS’ status as mortgagee of record with respect to any MERS Designated Mortgage Loan confer upon MERS any rights or obligations as an owner of any MERS Designated Mortgage Loan or the servicing rights related thereto, and MERS will not exercise such rights unless directed to do so by Buyer.

8. Covenants of Seller.

Seller covenants and agrees with Buyer that with respect to each MERS Designated Mortgage Loan, it will not identify any party, including Buyer, in the field “interim funder” on the MERS® System without the express written consent of Buyer.

Seller will provide Buyer with MERS Identification Numbers for each MERS Designated Mortgage Loan that Buyer has extended credit on for which MERS is the mortgagee of record.

9. No Adverse Interest of the Electronic Agent or MERS.

By execution of this Agreement, the Electronic Agent and MERS each represents and warrants that it currently holds, and during the existence of this Agreement shall hold, no adverse interest, by way of security or otherwise, in any MERS Designated Mortgage Loan. The MERS Designated Mortgage Loans shall not be subject to any security interest, lien or right to set-off by the Electronic Agent, MERS, or any third party claiming through the Electronic Agent or MERS, and neither the Electronic Agent nor MERS shall pledge, encumber, hypothecate,

Ex. I-5

transfer, dispose of, or otherwise grant any third party interest in, the MERS Designated Mortgage Loans.

10. Indemnification of Buyer.

The Electronic Agent agrees to indemnify and hold Buyer and its designees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including reasonable attorneys’ fees, that Buyer may sustain arising out of any breach by the Electronic Agent of this Agreement, the Electronic Agent’s negligence, bad faith or willful misconduct, its failure to comply with Buyer’s instructions hereunder or to the extent caused by delays or failures arising out of the inability of Buyer or the Electronic Agent to access information on the MERS® System. The foregoing indemnification shall survive any termination or assignment of this Agreement.

11. Reliance of the Electronic Agent.

In the absence of bad faith on the part of the Electronic Agent, the Electronic Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instruction, certificate or other document furnished to the Electronic Agent, reasonably believed by the Electronic Agent to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement.

Notwithstanding any contrary information which may be delivered to the Electronic Agent by Seller, the Electronic Agent may conclusively rely on any information or Notice of Default delivered by Buyer, and Seller shall indemnify and hold the Electronic Agent harmless for any and all claims asserted against it for any actions taken in good faith by the Electronic Agent in connection with the delivery of such information or Notice of Default.

12. Fees.

It is understood that the Electronic Agent or its successor will charge such fees and expenses for its services hereunder as set forth in a separate agreement between the Electronic Agent and Seller. The Electronic Agent shall give prompt written notice of any disciplinary action instituted with respect to Seller’s failure to pay any fees required in connection with its use of the MERS® System, and will give written notice to Seller and Buyer at least thirty (30) days prior to any revocation of Seller’s membership in the MERS® System, such disciplinary action and/or notice of revocation will be rescinded if within ten (10) days of such notification Electronic Agent receives payment of past due fees (including all late charges) from Seller and/or Buyer. Whether or not such disciplinary action and/or notice of revocation has been rescinded, Electronic Agent will continue to provide all the services contemplated herein without interruption until the date of revocation, if applicable.

13. Resignation of the Electronic Agent; Termination.

Buyer has entered into this Agreement with the Electronic Agent and MERS in reliance upon the independent status of the Electronic Agent and MERS, and the representations as to the adequacy of their facilities, personnel, records and procedures, its integrity, reputation

Ex. I-6

and financial standing, and the continuance thereof. Neither the Electronic Agent nor MERS shall assign this Agreement or the responsibilities hereunder or delegate their rights or duties hereunder (except as expressly disclosed in writing to, and approved by, Buyer) or any portion hereof or sell or otherwise dispose of all or substantially all of its property or assets without providing Buyer with at least 60 days’ prior written notice thereof.

Neither the Electronic Agent nor MERS shall resign from the obligations and duties hereby imposed on them except by mutual consent of the Electronic Agent, MERS and Buyer, or upon the determination that the duties of the Electronic Agent and MERS hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Electronic Agent and MERS. Any such determination permitting the resignation of the Electronic Agent and MERS shall be evidenced by an Opinion of Counsel to such effect delivered to Buyer which Opinion of Counsel shall be in form and substance acceptable to Buyer. No such resignation shall become effective until the Electronic Agent and MERS have delivered to Buyer all of the Assignments of Mortgage, in blank, in recordable form but unrecorded for each MERS Designated Mortgage Loan identified by Buyer as collateralized by Buyer.

14. Removal of the Electronic Agent.

Buyer, with or without cause, may remove and discharge the Electronic Agent and MERS from the performance of its duties under this Agreement with respect to some or all of the MERS Designated Mortgage Loans by written notice from Buyer to the Electronic Agent and Seller.

In the event of termination of this Agreement, at Seller’s sole cost and expense, the Electronic Agent shall follow the instructions of Buyer for the disposition of the documents in its possession pursuant to this Agreement, and deliver to Buyer an Assignment of Mortgage, in blank, in recordable form but unrecorded for each MERS Designated Mortgage Loan identified by Buyer as collateralized by Buyer. Notwithstanding the foregoing, in the event that Buyer terminates this Agreement with respect to some, but not all, of the MERS Designated Mortgage Loans, this Agreement shall remain in full force and effect with respect to any MERS Designated Mortgage Loans for which this Agreement is not terminated hereunder.

15. Notices.

All written communications hereunder shall be delivered, via facsimile or by overnight courier, to the Electronic Agent and/or Buyer and/or Seller as indicated on the signature page hereto, or at such other address as designated by such party in a written notice to the other parties; provided, however, that all legal notices must be delivered by overnight courier. All such communications shall be deemed to have been duly given when a confirmation of successful transmission is printed when transmitted by facsimile, or in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

Ex. I-7

16. Term of Agreement.

This Agreement shall continue to be in effect until terminated by either Buyer or the Electronic Agent sending written notice to the other parties of this Agreement at least thirty (30) days prior to said termination.

Upon the termination of this Agreement by the Electronic Agent, the Electronic Agent shall, at the Electronic Agent’s sole cost and expense, execute and deliver to Buyer or its designee an Assignment of Mortgage with respect to each MERS Designated Mortgage Loan identified by Buyer, in blank, in recordable form but unrecorded. In the event that this Agreement is terminated by Buyer without cause, the duties of the Electronic Agent in the preceding sentence shall be at the sole cost and expense of Seller. In addition, Buyer and the Electronic Agent may, at the sole option of Buyer, enter into a separate agreement which shall be mutually acceptable to the parties with respect to any or all of the MERS Designated Mortgage Loans with respect to which this Agreement is terminated. Sections 6, 10, 21, 22 and 26 shall survive termination of this Agreement.

17. Authorizations.

Any of the persons whose signatures and titles appear on Exhibit A hereto are authorized, acting singly, to act for Buyer, Seller or the Electronic Agent, as the case may be, under this Agreement. The parties may change the information on Exhibit A hereto from time to time but each of the parties shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.

18. Integration; Amendments; Waiver.

This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof. This Agreement may be amended from time to time only by written agreement of Buyer, Seller and the Electronic Agent. No failure or delay on the part of any party in exercising any right, power or privilege hereunder and no course of dealing among the parties shall operate as a waiver thereof nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

19. Severability.

If any provision of this Agreement is declared invalid by any court of competent jurisdiction, such invalidity shall not affect any other provision, and this Agreement shall be enforced to the fullest extent required by law.

20. Binding Effect.

This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and assigns.

Ex. I-8

21. Governing Law.

This Agreement shall be construed in accordance with, and governed by the law of the Commonwealth of Virginia. BUYER, SELLER, THE ELECTRONIC AGENT AND MERS EACH IRREVOCABLY AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY COURT OF THE COMMONWEALTH OF VIRGINIA, OR IN THE U.S. DISTRICT COURT FOR THE NORTHERN DISTRICT OF VIRGINIA, AND BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT EXPRESSLY AND IRREVOCABLY ASSENT AND SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF ANY SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING.

22. Waiver of Jury Trial.

BUYER, SELLER, THE ELECTRONIC AGENT AND MERS EACH IRREVOCABLY AGREES TO WAIVE ITS RIGHT TO A JURY TRIAL IN ANY ACTION OR PROCEEDING AGAINST IT ARISING OUT OF, OR RELATED IN ANY MANNER TO, THIS AGREEMENT OR ANY RELATED AGREEMENT.

23. Execution.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement.

24. Cumulative Rights.

The rights, powers and remedies of the Electronic Agent, MERS, Seller and Buyer under this Agreement shall be in addition to all rights, powers and remedies given to the Electronic Agent, MERS, Seller and Buyer by virtue of any statute or rule of law, or any other agreement, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing Buyer’s rights in the Mortgage Loans.

25. Status of Electronic Agent.

Nothing herein contained shall be deemed or construed to create a partnership, joint venture between the parties hereto and the services of the Electronic Agent and MERS shall be rendered as independent contractors for Buyer and Seller. Other than the obligations of the Electronic Agent and MERS expressly set forth herein, the Electronic Agent and MERS shall have no power or authority to act as agent for Buyer or Seller pursuant to any grant of authority made under or pursuant to this Agreement.

26. Attorneys’ Fees.

If any claim, legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement or because of a dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall

Ex. I-9

be entitled to recover reasonable attorneys’ fees and other costs incurred in that claim, action or proceeding, in addition to any other relief to which such party may be entitled.

IN WITNESS WHEREOF, Buyer, Seller, the Electronic Agent and MERS have duly executed this Agreement as of the date first above written.

[SELLER], as a Seller

By:
Name:
Title:

Address for Notices:

Attention:

Telecopier No.:
Telephone No.:

Countrywide Warehouse Lending, as Buyer

By:
Name:
Title:

Address for Notices:

8511 Fallbrook Avenue, Mail Stop: WH-51F
West Hills, California 91304

Attention:

Telecopier No.:
Telephone No.:

Ex. I-10

MERSCORP, INC., as Electronic Agent

By:
Name:
Title:

Address for Notices:

Attention:

Telecopier No.:
Telephone No.:

MORTGAGE ELECTRONIC REGISTRATION SYSTEMS, INC.,

By:
Name:
Title:

Address for Notices:

Attention:

Telecopier No.:
Telephone No.:

Ex. I-11

EXHIBIT A

LIST OF AUTHORIZED PERSONS

BUYER AUTHORIZATIONS:

Any of the persons whose signatures and titles appear below, or attached hereto, are authorized, acting singly, to act for Buyer under this Agreement:

By:	By:	By:
Name:	Name:	Name:
Title:	Title:	Title:

ELECTRONIC AGENT AUTHORIZATIONS:

Any of the persons whose signatures and titles appear below, or attached hereto, are authorized, acting singly, to act for the Electronic Agent under this Agreement:

By:	By:	By:
Name:	Name:	Name:
Title:	Title:	Title:

MERS AUTHORIZATIONS:

Any of the persons whose signatures and titles appear below, or attached hereto, are authorized, acting singly, to act for MERS under this Agreement:

By:	By:	By:
Name:	Name:	Name:
Title:	Title:	Title:

Ex. I-12

SELLER AUTHORIZATIONS:

Any of the persons whose signatures and titles appear below, or attached hereto, are authorized, acting singly, to act for Seller under this Agreement:

By:	By:	By:
Name:	Name:	Name:
Title:	Title:	Title:

Ex. I-13

EXHIBIT B

MERS PROCEDURES MANUAL

Ex. I-14

EXHIBIT C

NOTICE OF DEFAULT

                         ,

MERSCORP, Inc.

[Address]

Ladies and Gentlemen:

Please be advised that this Notice of Default is being issued pursuant to Section 4(b) of that certain Electronic Tracking Agreement (the “Electronic Tracking Agreement”), dated as of [     , 2004, by and among Countrywide Warehouse Lending (the “Buyer”), [INSERT NAME OF SELLER] (the “Seller”), MERSCORP, Inc. (the “Electronic Agent”) and Mortgage Electronic Registration Systems, Inc. (“MERS”). The Affected Loans are listed on the attached Schedule 1 (including the mortgage identification numbers). Accordingly, the Electronic Agent shall not accept instructions from Seller, the Servicer, any subservicer and from no party other than Buyer with respect to such Mortgage Loans, until otherwise notified by Buyer.

Any terms used herein and not otherwise defined shall have such meaning specified in the Electronic Tracking Agreement.

By:
Title:

Ex. I-15

EXHIBIT D

FORM OF CORPORATE RESOLUTION

Ex. I-16

EXHIBIT J

FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, Countrywide Warehouse Lending (“Buyer”) and [SELLER] (“Seller”) have entered into that Master Repurchase Agreement dated as of October 31, 2005 (including any amendments thereto, from time to time, collectively, the “Repurchase Agreement”), pursuant to which Buyer has agreed to purchase certain Mortgage Loans from Seller subject to the terms and conditions set forth therein;

WHEREAS, Seller has agreed to give to Buyer a power of attorney on the terms and conditions contained herein in order for Buyer to take any action that Buyer may deem necessary or advisable to accomplish the purposes of the Repurchase Agreement;

NOW, THEREFORE, Seller hereby irrevocably constitutes and appoints Buyer its true and lawful Attorney-in-Fact, with full power and authority hereby conferred in its name, place and stead and for its use and benefit, to do and perform the following in connection with the Mortgage Loans sold by Seller to Buyer under the Repurchase Agreement (the “Collateral”) or as otherwise provided below, subject to the terms and conditions of the Repurchase Agreement and to the extent such actions are permitted under the Repurchase Agreement:

(1) to receive, endorse and collect all checks made payable to the order of Seller representing any payment on account of the Collateral;

(2) to assign or endorse any mortgage, deed of trust, promissory note or other instrument relating to the Collateral;

(3) to correct any assignment, mortgage, deed of trust or promissory note or other instrument relating to the Collateral, including, without limitation, un-endorsing and re-endorsing a promissory note to another investor;

(4) to complete lost note affidavits relating to the Collateral;

(5) to issue title requests and instructions relating to the Collateral;

(6) to give notice to any individual or entity of its interest in the Collateral; and

(7) to service and administer the Collateral, including, without limitation, the receipt and collection of all sums payable in respect of the Collateral.

Seller hereby ratifies and confirms all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

Third parties without actual notice may rely upon the power granted under this Power of Attorney upon the exercise of such power by the Attorney-in-Fact.

Taberna Realty Holdings Trust

By:
Name:
Title:

J-1

STATE OF	}

} SS.

County of	}

This instrument was acknowledged, subscribed and sworn to before me this              day of                     , 20        , by

Notary Public

My Commission Expires:

J-2

EXHIBIT K

SECRETARY’S CERTIFICATE

I,                                 , am the duly elected Secretary of Taberna Realty Holdings Trust (“Company”), and I hereby certify that:

1.	Each of the persons listed below has been duly elected to and now holds the office of the Company set forth opposite his or her name and is currently serving, in such capacity, and the signature of each such person set forth opposite his or her title is his or her true and genuine signature:

Name		Signature
_______________________________	Office	_______________________________

_______________________________	_______________________________	_______________________________

_______________________________	_______________________________	_______________________________

_______________________________	_______________________________	_______________________________

_______________________________	_______________________________	_______________________________

2.	Attached hereto as Exhibit A is a true and complete copy of the Articles of Incorporation (or its equivalent) of the Company, as in full force and effect. No amendment or other document relating to or affecting the Articles of Incorporation has been filed in the office of the Secretary of State of incorporation (or formation) and no action has been taken by the Company or its shareholders, directors or officers in contemplation of the filing of any such amendment or other documents and no proceedings therefore have occurred;

3.	Attached hereto as Exhibit B is a true and complete copy of the bylaws (or its equivalent) of the Company, as in full force and effect, and such bylaws have not been amended, except for amendments included in the copy attached hereto; and

4.	Attached hereto as Exhibit C is true and complete copy of the resolutions duly and validly adopted either at a special or regular meeting or by unanimous consent that apply to the Master Repurchase Agreement between Company and Countrywide Warehouse Lending, and such resolution have not been amended, modified or rescinded in any respect and remain in full force and effect without modification or amendment as of the date hereof.

Dated:	__________	By:

K-1

EXHIBIT L

FORM OF CORPORATE RESOLUTIONS

WHEREAS, Taberna Realty Holdings Trust (the “Company”) desires to enter into a master repurchase agreement substantially in the form attached hereto (the “Repurchase Agreement”).

NOW, THEREFORE, IT IS RESOLVED BY THE BOARD OF DIRECTORS OF THE COMPANY THAT:

1.	Company is hereby authorized and directed to enter into and execute each of the following documents:

(a)	the Repurchase Agreement; and

(b)	any and all other agreements and documents in connection with the Repurchase Agreement.

(collectively, the “Repurchase Agreement Documents”).

2.	Any one of the following officers are separately and independently authorized and directed to execute and deliver the Repurchase Agreement Documents, and to do any and all things which he or she may deem necessary or desirable in connection with the Repurchase Agreement, including approving, executing and delivering any amendments or modifications thereto.

Name/Title	Specimen Signature
_______________________________________________	_______________________________________________

_______________________________________________	_______________________________________________

_______________________________________________	_______________________________________________

3.	Any one of the following officers and/or employees is separately and independently authorized to take the following actions in connection with the Repurchase Agreement Documents: (a) request Transactions; (b) sign receipts acknowledging delivery of funds and documents from Countrywide; (c) request and effect transfers of funds; and (d) ship and release documents to Countrywide:

Name	Specimen Signature		Restrictions, if any
___________________________	___________________________		___________________________

___________________________	___________________________		___________________________

___________________________	___________________________		___________________________

Dated:

By:
Name:

		Title:	Secretary

Ex. L-1

EXHIBIT M

WIRING INSTRUCTIONS FOR OVER/UNDER ACCOUNT WITHDRAWALS

Seller hereby requests Buyer to wire withdrawals from the Over/Under Account to any of the following accounts:

Account #;
Account Holder’s name:
ABA #:
Bank name:
Bank Address:
Further Credit:

Account #;
Account Holder’s name:
ABA #:
Bank name:
Bank Address:
Further Credit:

Account #;
Account Holder’s name:
ABA #:
Bank name:
Bank Address:
Further Credit:

Authorized by:

Signature:
Name:
Title:
Date:

These wiring instructions may not be changed except by an authorized representative of Borrower. Lender shall be entitled to rely on these wiring instructions without further inquiry or verification.

Ex. M-1